UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OFFERING CIRCULAR

FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

ROCKSTAR CAPITAL

GROUP LLC

Date: February 9, 2023

Arkansas	6500	88-4161726
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Brandon Rooks

Chief Executive Officer

10333 Windy Trail,

Bentonville, AR 72712

Telephone: 913-827-3517

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Pino Nicholson PLLC

99 S. New York Ave.

Winter Park, FL 32789

Telephone: 407-425-7831

Email: ljp@PinoNicholsonLaw.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

1 of 59

Offering Statement Initial Submission

  File No. _______

PART II – OFFERING CIRCULAR

ROCKSTAR CAPITAL GROUP LLC

$75,000,000 OF PREFERRED SHARES

$1,000 PAR VALUE PER SHARE

This Offering involves the purchase of Preferred Shares (“Shares”) in Rockstar Capital Group LLC (the “Company”), which was formed for the purpose of raising capital to engage in the business of investing in all forms of real estate, primarily by issuing short-term loans (“Investment Activities”), providing working capital and project financing (“Project Financing”), and/or land financing (“Land Financing”) to affiliated and unaffiliated individuals and/or entities (“Borrowers”).

The Borrowers plan to acquire, permit, and develop land in the southeastern United States (the “Borrower Properties”) for the purpose of resale of permitted lots (“Permitted Real Estate Lots”) to regional or national homebuilders, hedge funds, or other arm’s length buyers. In addition, the Company may invest in properties that the Company’s Manager considers to be desirable to acquire or develop, and therefore suitable for investment, either directly, or indirectly through partnerships or strategic relationships with arm’s length and affiliated real estate developers and builders (“Qualified Properties”).

Purchasers of the Preferred Shares will become owners of the Shares (“Investors”) upon execution of the Subscription Agreement, submission of the Investor Qualification Questionnaire, delivery of the investment funds (“Capital Contribution”), and acceptance by the Manager, which is Rockstar Capital Group Management Corporation.

The Offering was initially filed with the SEC for qualification on February 9, 2023, and is a “Continuous Offering” under Rule 251(d)(3)(i)(F), which shall be commenced within two (2) days of the Offering being qualified by the SEC, and will terminate upon the earlier of: (i) the completion of the sale of all of the Shares, or (ii) at the discretion of the Manager. The Offering may be extended by the Company in its sole discretion (the "Offering Period"). The Company is offering a minimum of ten (10) Shares  and a maximum of seventy-five thousand (75,000) Shares. Each Share is priced at One Thousand ($1,000) Dollars and a minimum purchase of ten (10) Shares  is required, although the minimum number of Shares may be offered in fractions at the discretion of the Manager. The executive management of the Company may purchase less. Any number of additional Shares may be purchased.

Price to Public
Per Unit	$1,000
Total Minimum	$10,000
Total Maximum	$75,000,000

These Shares are offered to both “accredited” and “non-accredited” investors as described in Section 1 “Suitability Standards.” However, non-accredited investors are restrained by the purchasing limits set by the SEC, which are as follows:

1.	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual income or net worth (for natural persons); or
2.	Non-accredited investors may not purchase more than ten (10%) percent of the greater of annual revenue, or net assets at fiscal year-end (for non-natural persons).

There is the possibility of conflicts of interest arising between the Investors and the Manager that are described in the “Conflicts of Interest” section further below in this Offering circular. This Offering of Shares involves substantial risks that are described in “Risk Factors and Disclosures”. There is the possibility that the proceeds of this Offering will be insufficient to meet the requirements described in “Investment Objectives, Policies, Preferred Return.” Before purchasing any of the Shares offered through this Memorandum, consult with an attorney or a financial advisor to determine if this investment is suitable for you.

	Per Share(1)		Minimum Offering Amount		Maximum Offering Amount
Price to public		$1000.00	$	N/A		$75,000,000.00
Commissions(1)		$(0.00)	$	N/A		$(0.00)
Proceeds, net of Commissions, before expenses, to the Company		$1000.00	$	N/A		$75,000,000.00
Proceeds to other persons	$	N/A	$	N/A	$	N/A

2 of 59

INVESTMENT IN SHARES OF THE COMPANY INVOLVES SIGNIFICANT RISK, AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THIS SECURITY ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 18 OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 PERCENT OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULES 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is February __, 2023.

3 of 59

IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN REAL ESTATE FINANCING INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE ISSUER AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE ISSUER OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY WILL BE PERMITTED TO MAKE A DETERMINATION THAT THE PURCHASERS OF SHARES IN THIS OFFERING ARE “QUALIFIED PURCHASERS” IN RELIANCE ON THE INFORMATION AND REPRESENTATIONS PROVIDED BY THE PURCHASERS REGARDING THE PURCHASERS’ FINANCIAL SITUATION. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

4 of 59

STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 Offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

5 of 59

TABLE OF CONTENTS

IMPORTANT NOTICES TO INVESTORS	4
STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS	5
TABLE OF CONTENTS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
OFFERING CIRCULAR SUMMARY	12
THE OFFERING	16
RISK FACTORS	18
LEGAL, TAX AND REGULATORY RISKS	23
RISK RELATED TO CONFLICTS OF INTEREST	25
PLAN OF DISTRIBUTION	26
USE OF PROCEEDS	28
DESCRIPTION OF BUSINESS	29
COMPANY STRUCTURE GRAPHIC	30
MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
PLAN OF OPERATIONS	35
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	39
COMPENSATION OF MANAGEMENT AND DIRECTORS	45
PRINCIPAL SHAREHOLDERS AND OTHER COMPANY SHAREHOLDERS	46
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	47
SHAREHOLDERS’ RIGHTS UNDER THE COMPANY’S OPERATING AGREEMENT	49
FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY	54
LEGAL MATTERS	56
EXPERTS	57
ADDITIONAL INFORMATION	58
PART FS - AUDITED FINANCIAL STATEMENTS	F-1
The following Table of Contents has been designed to help you find important information contained in this Offering Circular. The Company encourages you to read the entire Offering Circular.

6 of 59

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Description of Business”, “Plan of Operations,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to ROCKSTAR CAPITAL GROUP LLC.

The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Shares, along with the following factors that could cause actual results to vary from the Company’s forward-looking statements:

•	Although this is technically a blind pool Offering, since the Company will not identify all specific loans to service with the Net Proceeds of this Offering, the Manager represents that he has been working with the same core group of Affiliates for an extended period of time to provide financing for land and/or development projects, and further affirms that it has already identified prepared several projects ready to finance with the proceeds from this Offering.

•	The Company commenced operations on October 5, 2022 and is an affiliate of Rockstar Capital Development Group, Rockstar Capital II, LLC, Rockstar Capital Development Group II, LLC, Rockstar Capital Development Group III, LLC, and all GPs and LPs associated with the aforementioned entities.

•	The Company has made no investments to date.

•	Traditionally, the real estate loan industry is cyclical in nature, causing it to experience dramatic swings in value. Real estate has generally appreciated in value over time, allowing borrowers to repay back their loans, but the Company cannot assure that such appreciation will continue to occur, especially given then present rise of interest rates across the U.S. economy.

•	The Shares are non-voting. As such, Investors do not have a right to participate in the management of the Company’s affairs. Investors cannot propose changes to the Manager or to the Operating Agreement. The Manager will make all decisions with respect to the management of the Company. Investors will have no right or power to take part in the management of the Company. Therefore, they will be relying entirely on the Manager for management of the Company and the operation of its business. The Manager may not be removed under the Operating Agreement.

•	The Manager will have an exclusive role in determining what is in the best interests of the Company. Since no individual other than the Manager has any direct control over management of the Company, it does not have the benefit of independent consideration of issues affecting its operations. Therefore, the Manager will determine the propriety of its own actions, which could result in a conflict of interest and a risk to the viability and success of the Company when they are faced with any significant decisions relating to the affairs of the Company.

•	The Company may need to raise additional capital to address liquidity needs caused by shortfalls in revenue or unanticipated expenses. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. The Manager reserves the right to add capital from its own individual accounts to make up for such shortfall if it so desires.

•	Although the Company does not exercise direct control in the management of the properties to which the Company issues loans, the Company does exercise due diligence in ensuring that only properties that can be permitted and developed are loaned to. However, Borrower properties are not always directly owned by the Borrower, and so this lack of complete legal control represents an inherent risk.

•	Investors will not have any interest in, and their investment will not be secured by any Company Loans. Any returns on that investment will depend solely on the results of operations of the Company Loans.

7 of 59

•	An Investor’s return on an investment will depend on the successful development or acquisition, results of operations, and/or profitable disposition of Company Properties.

•	The Company intends to establish an operating reserve account with a portion of the proceeds raised from this Offering to pay anticipated operating, administrative and other expenses that shall be incurred as part of this Offering. If future expenses increase by unanticipated amounts, the Company may not have sufficient reserves to pay these obligations. The Company does not currently have any commitment or arrangement in place to obtain additional Funding, and there are no assurances that additional Funding can be obtained, if necessary, or that such additional Funding, if obtained, will be adequate for its financial needs.

•	The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including the supply and demand for real estate investments, all of which are beyond the control of the Company all of which could materially affect the Company and the Shares. There are no assurances that the Company can successfully achieve its investment goals and therefore, Investors may have to hold their Shares for an indefinite period of time, or have their Shares sold or redeemed prior to the Investment Period. The Manager affirms that it does not anticipate nor expect Investors to receive less than their Capital Contribution in the event of a default, but acknowledges that it is a possibility in the event that substantial loan defaults occur.

•	Environmentally hazardous property. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.

•	There will be competing demands on the Manager, Employees, and Borrowers and they will not devote all of their attention to the Company, which could have a material adverse effect on the Company’s business and financial condition. The officers of the Manager will experience conflicts of interest in managing the Company, because they also have management responsibilities for other companies, including companies that conduct the same Investment Activities as the Company. For these reasons, all of these individuals share their management time and services among those companies, and the Company, and will not devote all of their attention to the Company.

•	Investors may not be able to withdraw Shares from the Company whenever they desire, particularly if that falls outside the investment period outlined by the Manager. Although the Manager will strive to honor requested redemptions, such redemptions are ultimately in the Manager’s sole and absolute discretion, and if the Manager believes that the Company is in need of capital reserves during the period when an Investor makes such a withdrawal request, the Manager is within its rights to make such a denial. Consequently, Investors may not be able to liquidate their Interests prior to the termination of the Company and must be prepared to bear the risks of owning Shares for an extended period of time.

•	There is no present public trading market for the Shares and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.

•	Although the Manager has been working with the same core team of Affiliates and Strategic Partners for an extended period of time, there is still the possibility that Company employees may change from time to time. Turnover may result in negative consequences to the Company’s Investment Activities.

•	The Manager will endeavor to communicate in advance any perceived exceeded risk based on the Manager’s anticipation of not meeting the required interest payouts, accrual, and/or withdrawal of Capital Contributions. The Manager will not communicate normal operational challenges including but not limited to construction delays, termination or reprimanding of Employees, and lawsuits as part of the Investment Activities.

•	The Company’s assessment of the merits of any identified projects under consideration may be inaccurate, which may negatively affect its results of operations.

•	Timing of development in real estate financing related projects is inherently uncertain and any delays in the development or acquisitions of Company Properties will adversely affect an investment.

8 of 59

•	There is a risk that no market for the Shares will ever exist and as a result, the investment in the Company is illiquid in the event a Investor desires to liquidate their interest. If an Investor attempts to sell its Shares prior to the dissolution of the Company, there is no certainty that they can be sold for full market value or that the Shares may be sold at any price.

•	There is an investment risk of losing the whole investment. There can be no assurance that the Company will be able to achieve its investment objectives or that Investors will receive any return of their capital. Investment results may vary substantially over time and as a result, Investors should understand the results of a particular period will not necessarily be indicative of results in future periods.

•	The revenue and profit potential of the company are uncertain. If the Company meets its revenue expectations, there is no guarantee that the Company will be profitable or that costs will not exceed revenue.

•	The Company may not generate sufficient income to fund the Preferred Return and there is a risk that the Company may never pay such Preferred Return. Additionally, the Company may use other sources including borrowings and sales of assets. If it pays interest on the Shares from sources other than its cash flow from operations, it will have less funds available for investments and your overall return may be reduced.

•	As Rockstar Capital Group Management Corporation (the “Manager”) will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to share classes without Member notice or consent, (ii) making changes to the Company’s Operating Agreement as to the issuance of additional Shares, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) the decision to enter into material transactions with related parties.

•	The Company’s Operating Agreement, Qualification Profile, and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

•	The Company’s long-term growth depends upon its ability to retain and grow its investor base by successfully identifying and financing projects with attractive returns on investment. If the Company is unable to find such projects or if Company Loans do not produce the expected returns, it may be unable to retain or grow its investor base, and its operations and business could be adversely affected.

•	There has been no public market for the securities of the Company. The Shares will not be listed on any securities exchange. There will be no active market for the Shares.

•	There is a risk that an audit of the Company’s records could trigger an audit of the individual Investor’s tax records.

•	The incapacitation of key operational and management personnel could adversely affect the Company.

•	The Manager may invest a significant amount of the proceeds raised on behalf of the Company in ways that Investors may not agree or that do not yield maximum favorable return due to market cycles

•	The acquisition, entitlement, and permitting of real estate entails various risks, including the risk that investments may not perform as expected. The prices paid, or to be paid, for any Borrower Property are based upon a series of market judgments, some of which may prove to be inaccurate. These risks could adversely affect the Borrower’s financial condition, results of operations, cash flow and ultimate ability to service or repay the Financing which are the basis of Investors’ Preferred Return.

•	The success of the Investment Activities will depend largely on adapting to trends in the real estate industry, including competitive pressures, increased consolidation, industry overbuilding and changing demographics, the introduction of new concepts and products, availability of labor, changing tenant pricing levels and general economic conditions. Failures in adapting to the foregoing may affect the Company’s financial performance and thus the profits it receives.

9 of 59

•	The Company’s geographic focus consists of the sizable area of the United States, with a particular focus on the Southeast, Southwest, and Midwest regions of the United States, although the Company retains the right to invest outside this area if the opportunity arises. The Company’s overall performance is therefore largely dependent on real estate economic conditions in these geographic areas. Since there are no diversification requirements with regard to the Company’s investment activities the Company’s investment portfolio may include a small number of large positions, and at times, in a limited number of geographic markets. While such a portfolio concentration may enhance Company profits, if any large position has a material loss, then returns to Investors may be lower than if the Company had invested in a more diversified and widespread portfolio of smaller positions. Such concentration may increase the volatility of the Company’s returns and may also expose the Company to significant risk of economic downturns in this sector to a greater extent than if its portfolio was further diversified. Although the Manager will strive to ensure the Company meets its financial objectives, those objectives may at one time or another require deployment of capital in a limited number of opportunities, thus limiting diversification by practical necessity. As a result, economic downturns in the real estate sector could have an adverse effect on the financial condition, results of operations and cash flow of the Company.

•	The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. The Company firmly believes the Company has conducted business in a manner that does not result in the Company or its affiliates being characterized as an investment company, an investment advisor or a broker-dealer, as the Company does not believe that the Company engages in any of the activities described under Section 3(a)(1) of the Investment Company Act of 1940 or Section 202(a)(11) or the Investment Advisor’s Act of 1940 or any similar provisions under state law, or in the business of (i) effecting transactions in securities for the account of others as described under Section 3(a)(4)(A) of the Exchange Act or any similar provisions under state law or (ii) buying and selling securities for our own account, through a broker or otherwise as described under Section 3(a)(5)(A) of the Exchange Act or any similar provisions under state law. The Company intends to continue to conduct our business in such manner. If, however, the Company (or any of the Company’s affiliates) are deemed to be an investment company, an investment advisor, or a broker-dealer, the Company may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect the Company’s operations to a material degree.

•	Any Investor’s ability to bring legal action against the Manager for these actions is limited.

•	This Offering Circular, as well as other documents connected herewith, may contain “forward-looking statements,” such as statements related to financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of the Company. Where used in this Offering Circular, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” as well as other or similar words and expressions, as they relate to the Company, identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Results may differ materially from those set forth in the forward-looking statements. The Company’s ability to achieve financial objectives could be adversely affected by the factors discussed in detail in throughout the Offering Circular as well as the following:

a.	Changes in the securities and real estate markets;

b.	The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

c.	Changes in monetary and fiscal policies of the U.S. Government;

d.	Inflation, interest rate, market and monetary fluctuations;

e.	Legislative or regulatory changes;

f.	The accuracy of the Company’s estimates and assumptions;

g.	The loss of key personnel;

h.	The Company’s need and ability to incur additional debt or equity financing;

i.	The effects of harsh weather conditions, including hurricanes;

10 of 59

j.	The Company’s ability to comply with the extensive laws and regulations to which it is subject;

k.	Increased competition and its effect on pricing;

l.	Technological changes;

m.	The effects of security breaches and computer viruses that may affect Company computer systems;

n.	Changes in consumer spending and saving habits;

o.	Changes in accounting principles, policies, practices or guidelines;

p.	Our ability to manage the risks involved in the foregoing.

11 of 59

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in Shares. You should carefully read the entire Offering Circular including the risks associated with an investment in the specific securities you are offered, which are discussed under the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section of this Offering Circular entitled “Cautionary Statement Regarding Forward-Looking Statements.” In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to Rockstar Capital Group LLC.

Overview

The Company is an Arkansas Limited Liability Company formed on October 5, 2022 for the purpose of raising capital to engage in the business of investing in all forms of real estate, primarily by providing financing to affiliated and unaffiliated Borrowers (“Investment Activities”).

The Company intends to raise capital to engage in the business of investing in all forms of real estate, primarily by issuing short-term loans (“Investment Activities”), providing working capital and project financing (“Project Financing”), and/or land financing (“Land Financing”) to affiliated and unaffiliated individuals and/or entities (“Borrowers”).

The Borrowers plan to acquire, permit, and develop land in the southeastern United States (the “Borrower Properties”) for the purpose of resale of permitted lots (“Permitted Real Estate Lots”) to regional or national homebuilders, hedge funds, or other arm’s length buyers. In addition, the Company may invest in properties that the Company’s Manager considers to be desirable to acquire or develop, and therefore suitable for investment, either directly, or indirectly through partnerships or strategic relationships with arm’s length and affiliated real estate developers and builders (“Qualified Properties”).

Purchasers of the Preferred Shares will become owners of the Shares (“Investors”) upon execution of the Subscription Agreement, submission of the Investor Qualification Questionnaire, delivery of the investment funds (“Capital Contribution”), and acceptance by the Manager, which is Rockstar Capital Group Management Corporation.

The Offering was initially filed with the SEC for qualification on February 9, 2023, and is a “Continuous Offering” under Rule 251(d)(3)(i)(F), which shall be commenced within two (2) days of the Offering being qualified by the SEC, and will terminate upon the earlier of: (i) the completion of the sale of all of the Shares, or (ii) at the discretion of the Manager. The Offering may be extended by the Company in its sole discretion (the "Offering Period"). The Company is offering a minimum of ten (10) Shares and a maximum of seventy-five thousand (75,000) Shares. Each Unit is priced at One Thousand ($1,000) Dollars and a minimum purchase of ten (10) Shares is required, although the minimum number of Shares may be offered in fractions at the discretion of the Manager. The executive management of the Company may purchase less. Any number of additional Shares may be purchased.

This is an initial Offering by the Company on a “best efforts” basis for its Class A Non-Voting Preferred Shares. Company management (“Management”) will be making the investment decision about which loans to provide and to which borrowers such loans will go. The Manager is an Arkansas corporation, and an affiliate of the Company.

Substantially all of the Company’s assets will be directly held by the Company, and substantially all of its operations will be conducted by the Manager. Under this structure, the Common Member shall be Rockstar Investments LLC, an affiliate of the Manager. Only Rockstar Investments LLC shall have any voting rights as it relates to the Company.

The proceeds from the Offering may be used to (i) pay fees and expenses relating to the organization of the Company and the sale of Shares, (ii) invest in loans to made to Borrowers for various qualified properties and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as the Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

Classes of Shares Offered: Class A Non-Voting Preferred Shares

The Company has established one non-voting class of Shares, known as Class A Preferred Non-Voting Shares (“Class A Shares”) each with $1,000 par value per Unit (“Shares”) and seeks to raise $75,000,000 through the sale of 75,000 Shares.  Shares will have the right to Interest Payments and Special Preferred Return. See “MEMBER RIGHTS UNDER THE COMPANY’S OPERATING AGREEMENT.”

12 of 59

No Preferred Return to holders of Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Preferred Return are subject to the Company’s ability to generate positive cash flow from operations.  All Preferred Returns are further subject to the discretion of the Manager.  It is possible that the Company may have cash available for Preferred Return, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

Class A Non-Voting Shares

The Company is issuing a maximum of seventy-five thousand (75,000) Non-Voting Preferred Shares at a price of one thousand ($1,000) dollars per share, with a minimum purchase requirement of ten (10) shares or ten thousand ($10,000) dollars. The Class A Preferred Shares grant Investors the right to a non-cumulative, non-compounding Preferred Return of ten (10%) percent annually, anticipated to be paid quarterly.

If the Manager misses making a payment in a particular period, that interest will still accrue for that period such that Investors attains the ten (10%) percent annualized Preferred Return. Investors in the Class A Shares are also entitled to participate in a profit-sharing plan with the Company. This profit-sharing plan allows Investors to share in company profits—outside of those earmarked to pay the Preferred Return to Class A Members—and receive sixty (60%) percent of all such Company profits. The Manager will receive forty (40%) percent of such Company profits under the profit-sharing plan. Distributions of Member returns will be as follows:

1.	First, a distribution in an amount equal to ten (10%) percent of the Preferred Member's Capital Contribution ("Preferred Return") which shall be reflected as a return of capital on an annual Schedule K-1 (Form 1065) which will reduce the basis of the Members' Capital Account for tax purposes for that year.

2.	Second, to pay any accrued, unpaid expenses owed by the Company, to its subsidiaries, or their affiliates.

3.	Third, to pay the Manager the Asset Management Fee.

4.	Fourth, to the Manager or its affiliates to repay any advances made to the Company, or its subsidiary with accrued interest as outlined in Section 5 on such advances; then

5.	Fifth, a distribution, which may be made quarterly or at any other time to the extent available, to Members as Profit Participation, based upon the Net Distributable Cash Flow, payable sixty (60%) percent to the Preferred Members and forty (40%) percent to the Manager.

6.	Distributions paid to Rockstar Investments LLC (the “Common Member”).

Liquidation

In the event of the Company liquidating its assets, the priority of distributions (“Liquidation Distributions”) shall be performed in the following manner:

1.	First, to creditors of the Company, including Preferred Members who may be creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of the Company, including, without limitation, the expenses incurred in connection with the liquidation of the Company; and

2.	Second, to the Preferred Members to the extent of and in proportion to their invested capital until the aggregate amount paid to such Preferred Shareholders is sufficient to provide for a complete return of such Preferred Members’ invested capital;

3.	Third, to the Preferred Members to the extent of and in proportion to their respective unpaid Preferred Return until such Preferred Member’s unpaid Preferred Return has been paid in full; and

4.	Fourth, to the Manager.

13 of 59

Services Performed by, and Compensation Paid to Affiliates

The Manager and its Affiliates will be engaged by the Company to perform various services for day-to-day management of the Company including the identification of Borrowers, investment of its assets, and any other actions in furtherance of the Investment Activities. The Company and its Affiliates may receive compensation and profits for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of the compensation could create a conflict between the interests of the Manager, its Affiliates, and those of Investors. Services performed by Company Affiliates include the following:

Asset Management Fees. The Company shall pay to the Manager (or another party at the election of the Manager), an annual Asset Management Fee of one and one half (1.5%) percent of all Capital Contributions to the Company.

Acquisition and Disposition of Projects. The Company may pay fees to Affiliates of the Manager that are licensed real estate brokers and other parties upon the acquisition or disposition of an investment project, not to exceed three (3.0%) percent of the purchase price or sales price, or at market rates, whichever is higher. The payment of the above fees shall be offset and reduced by any fees received from a co-broker or third party in connection with a transaction described above.

Company Expenses. Company expenses such as Marketing expenses may be paid with the Company’s funds.

Referral Fees. The Company reserves the right to contract with and compensate third parties who bring Prospective Investors to the attention of the Manager’s Executive Team. If the Manager elects this option, all such third parties shall be disclosed to Investors through the filing of a Form 1-U amendment.

Third Parties. Third parties may profit while working with the Company to facilitate Investment Activities.

Employees. The Company may employ employees to assist in the Company’s Investment Activities.

Conflicts of Interest

There are conflicts of interest between and among the Company, Manager, the Sponsor, and other Company Affiliates. The Manager may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between and among Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the Preferred Return to holders of Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Some of the conflict of interest risks are listed here.

•         Manager or Company May be Involved in Similar Investments. The Manager, the Company, or their affiliates, may act as managers in other limited liability companies engaged in making similar investments.

•         Manager or Company May Have Interests in Similar Properties. The Manager, the Company, or their affiliates, own or may come to own an interest in properties that may compete with Borrower’s Properties.

•         Manager or Company May Act on Behalf of Others. The Manager or the Company, or their affiliates, who may act as managers for the Company, may act in such capacities for other companies, partnerships or entities that may compete with the Loans.

•         Manager or Company May Raise Capital for Others. The Manager or the Company, or their affiliates, who will raise investment Funds, may act in the same capacity for other companies, partnerships or entities that may compete with the Loans.

•         Manager’s or Company’s Compensation May be a Conflict. The compensation plan for the Manager or the Company may create a conflict between the interests of the Manager, the Company, and the interests of the Company.

•         Manager or Company Allocating Time and Resources to Affiliated Entities. The Manager or the Company may have a conflict in allocating their time and resources between the Company and other business activities they are involved with.

14 of 59

•         Principals of Manager and Company May Provide for Affiliated Partnerships. The principals of the Manager and the Company are comprised of individuals who may be principals of other affiliated or non-affiliated organizations organized to promote other real estate investments.

•         Principals of Manager and Company. The Manager and the Company are comprised of individuals who may be principals of other affiliated or non-affiliated entities. One or more principals of the Manager and Company may provide additional or subsequent private offerings or terms of offer different than herein.

Competitive Strengths

The Company’s competitive strengths stem from the Management’s experience and understanding of the intricacies of the real estate borrowing sector. The Manager has twenty-two (22) years of experience in private lending and development is able to leverage that knowledge and experience in underwriting the loans to be provided by the Company.

Additionally, the Manager has already established an ecosystem of Rockstar-branded as well as other Affiliates in which the Company will operate, thus greatly reducing start-up risks. Much of the land that the Company is seeking funds for is already owned by Affiliates of the Manager, who simply require working capital to cover the soft costs of permitting the land. The Company will issue these loans with the proceeds of this Offering, and it will allow Investors to share in the upside from the interest charged on these transactions.

On the development side, the Manager has already established and worked with many Build-to-Rent (“BFR”) developers as well as traditional national homebuilders, creating a strategic pipeline of opportunities that seamlessly feed into one another.

Corporate Information

The Company’s executive offices are located at 23 Tamworth Circle, Bella Vista, AR 72715. The Company’s telephone number is 913-827-3517.

Reporting Requirements Under Tier 2 of Regulation A

Following this Tier 2 Regulation A Offering, the Company has, and will continue to be required to comply with certain ongoing disclosure requirements under Regulation A. The Company has, and will be required to file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

15 of 59

THE OFFERING

Issuer:	Rockstar Capital Group LLC

Securities Offered:	Class A Non-Voting Preferred Shares

Par Value:	$1,000.00 per Unit.

Minimum Purchase:	Class A – Ten (10) Shares or Ten Thousand ($10,000) Dollars

Minimum Offering Amount:	N/A

Maximum Offering Amount:	75,000 Shares ($75,000,000)

Escrow:	None.
ERISA:

Investment in the Company is generally open to institutions, including pensions and other Funds subject to ERISA. The Company may require certain representations or assurances from investors subject to ERISA to determine compliance with ERISA provisions.

Offering Price:	$1,000 per Preferred Share (“Offering Price”)

Offering Period:	To begin as soon as practicable after the Offering statement, of which this Offering Circular forms a part as soon as the Offering has been requalified by the SEC and will terminate December 31, 2023 (“Offering Period”).

The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion.

Preferred Return:	No Preferred Return to holders of Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Preferred Return are subject to the Company’s ability to generate positive cash flow from operations. All Preferred Return are further subject to the discretion of the Manager. It is possible that the Company may have cash available for Preferred Return, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

Voting Rights:	None

Dilution:	Not applicable

Liquidation Rights:	None

Conversion Rights:	None

Pre-emptive Rights:	None

Sinking Fund Provision:	None

Liability for Further Calls:	None

Gross Proceeds:	The proceeds from this Offering prior to the payment of any commission, Offering expenses, Manager operating expenses, legal fees, fund management, supervisory and accounting services, and other working capital reserves (“Gross Proceeds”).

Net Proceeds:	Gross Proceeds, less organization and Offering expenses, Manager operating expenses (“Net Proceeds”).

Net Proceeds Allocation:	Based on raising the Maximum Offering Amount, the Company intends to initially allocate ninety-five (95%) percent of Net Proceeds to the financing of Borrower loans, and five (5%) percent of Net Proceeds to legal fees, fund management, supervisory and accounting services, and other working capital reserves. Management may change this allocation at any time based on the actual Net Proceeds of the Offering and Management’s sole determination of what is in the best interests of the Company.

16 of 59

Risk Factors:	Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 18 of this Offering Circular.

Liquidity:	There is no public market for the Shares.
Withdrawals:

Holders of Class A Shares shall be able, after a twelve (12) month period from the date their initial Capital Contribution is received by the Company, and upon the submission of a written request to the Manager, receive their initial Capital Contribution within one (1) month of the Manager receiving their written request. The Manager shall strive to honor all such requests but may refuse to do so if it is not in the Company’s best interest or if the Company does not have sufficient cash to cover these Withdrawals. All Withdrawal requests are in the sole and absolute discretion of the Manager.

Rollover of Shares:

Investors may select automatic rollover of Preferred Return. In case interest on Preferred Return is rolled over as per the request of the Investors, Company will still send an IRS Form 1099 for tax reasons. The Company may redeem an Investor’s capital at any time.

Closing:	The Company may close the Offering at any time and may suspend the Offering on a temporary basis from time to time as it deems necessary.

17 of 59

RISK FACTORS

An investment in Shares of the Company involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing securities offered by the Company. Any of the following factors could harm the Company’s business and future results of operations and could result in a partial or complete loss of your investment. This could cause the value of Shares to decline significantly, and you could lose part or all of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THE OFFERING

This Offering is being made pursuant to the rules and regulations under Regulation A of the Securities Act.

The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

Arbitrary Determination of the Offering Price.

The Offering Price has been arbitrarily determined by the Company and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor Sponsor represents that the Shares have or will have a market value equal to their Offering Price or that the Shares could be resold (if at all) at their original Offering Price.

No market currently exists for the Shares.

There is a risk that no market for the Shares will ever exist and as a result, an investment in the Company would be illiquid in the event investors were to desire to liquidate their Unit interests. If investors were to attempt to sell their Shares prior to the dissolution of the Company through secondary market sales or otherwise, they might have to sell them at a discount to their fair value as there is no certainty that they can be sold for full market value or that the Shares may be sold at any price.

RISKS RELATED TO THE COMPANY’S BUSINESS PLAN

General Risk of Investment in the Company.

The economic success of the Company will depend upon the results of operations of the Company loans issued to Borrowers. The results of operations are subject to those risks typically associated with the business of hard money lending, including the accuracy of underwriting said loans, and ensuring that Borrowers are able to repay the loans in a timely manner to ensure the Company can continue its operations. Although the experience of the Company’s Executive Team weights favorably, the Company makes no assurances that the Borrowers will successfully pay back their Company-issued loans in a timely manner. The traditional risks associated with any entity operating in the business of borrowing are all present here, which Investors should be mindful of. In addition, even if adverse operating results do not result in loan defaults, they will likely reduce the ability of the Company to make Preferred Return to Members.

Shares Have No Voting Rights.

Management will have sole power and authority over the business and management of the Company. Investors will not have the right to vote on any matters, and, therefore, Investors will not have an active role in the Company’s management and will be unable to implement a change in the Management team or the Management team’s decisions.

Preferred Return on the Shares are Not Guaranteed.

Although Preferred Return on the Shares are cumulative (but non-compounding), the Company’s Manager must approve the actual payment of the distributions. The Manager can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. The Manager could do so for any reason, and may be prohibited from doing so in the following instances:

•       poor historical or projected cash flows;

•       the need to make payments on the Company’s indebtedness;

•       concluding that payment of distributions on the Shares would cause the Company to breach the terms of any indebtedness or other instrument or agreement; or

•       determining that the payment of distributions would violate applicable law regarding unlawful distributions.

18 of 59

Adverse economic conditions may negatively affect the Company’s results of operations and, as a result, its ability to make distributions to Investors or to realize appreciation in the value of Company loans.

The Company’s operating results may be adversely affected by market and economic challenges, which may negatively affect its returns and profitability and, as a result, its ability to make distributions to Investors and the value of an investment in the Company. These market and economic challenges include, but are not limited to, any future downturn in the U.S. economy and the related uncertainty in the financial and credit markets.

The length and severity of any economic slow-down or downturn cannot be predicted. The Company’s operations and, as a result, its ability to make distributions to holders of the Shares could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

The Company is a Blind Pool Investment without Operational Track Record prior to the Date of this Offering.

The Company has yet to identify all specific loans to finance with the Net Proceeds of this Offering and has no prior track record. However, the Manager affirms that it has a significant number of Borrower projects which are ready to be financed at present, but due to the fact that unexpected loan opportunities may arise, the Company cannot guarantee that it will only finance such already prospected projects. As a result, this Offering will generally operate as a Blind Pool Offering.

Investment Risk.

There can be no assurance that the Company will be able to achieve its investment objectives or that investors will receive any Preferred Return or any return of their capital. Investment results may vary substantially over time, and as a result, investors should understand that the results of a particular period will not necessarily be indicative of results in future periods.

Dependence Upon Key Management Personnel.

The Company will depend upon the efforts, experience, diligence, skill and network of business contacts of the Management team; therefore, the Company’s success will depend on their continued service. The departure of any of the Company’s key Management personnel could have a material adverse effect on performance. If any of the Company’s key personnel were to cease their employment, the Company’s operating results could suffer.

The Company believes its future success depends upon Management’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and the Company cannot assure that it will be successful in attracting and retaining such skilled personnel. If the Company loses or is unable to obtain the services of key personnel, the Company’s ability to implement its investment strategies could be delayed or hindered, and the value of an investment in the Company may decline.

Reliance on Management.

The Company’s ability to achieve its investment objectives is largely dependent upon the performance of Management and the Sponsor, in selecting additional assets for the Company to acquire, securing financing arrangements, and financing the Company loans. The investors generally have no opportunity to evaluate the terms of transactions or other economic or financial data concerning any investments and must rely entirely on the ability of the Manager. The Manager may not be successful in identifying suitable investments on financially attractive terms, and the Company may not be successful in achieving its investment objectives.

There will be competing demands on the officers of the Manager, and they will not devote all of their attention to the Company, which could have a material adverse effect on the Company’s business and financial condition.

The officers of the Manager will experience conflicts of interest in managing the Company, because they also have management responsibilities for other companies, including companies that invest in the same types of assets as prospective Borrowers. For these reasons, all of these individuals share their management time and services among those companies, and the Company, and will not devote all of their attention to the Company.

19 of 59

RISKS RELATED TO INVESTMENTS IN REAL ESTATE LENDING

Legal Structure.

The Company shall provide Project Financing or Land Financing advances to the Borrower for Borrower Projects for which the Borrower does not have fee simple title. As such, Borrower Properties are typically controlled by, but not owned by the Borrower. As such, the Company’s source of Project Financing or Land Financing repayment is based on the Borrower’s perfection of its contractual rights under agreements to purchase the Borrower Property and subsequently sell it.

Risk of Borrower Inability to Obtain Financing.

The financial projections contained in this Memorandum assume that the Borrower will obtain other third-party financing. There is no guarantee that the Borrower will be able to obtain such financing.

Borrower Intends to Use Leverage.

The Company’s objectives are based on the Borrower’s use of leverage in the acquisition, development, construction, and operation of the Property. If the Borrower does obtain outside financing, the use of leverage increases the risk of an investment in the Shares, as it is possible that the Borrower’s income from the Property, in any month, will be inadequate to make the Company’s Project Financing or Land Financing debt-service after servicing other Borrower financing obligations. A result of being unable to make the required financing payments could be that the lender could complete a foreclosure on the Borrower and all of the investment in the Shares will be lost. There is also the risk that at the time of the refinancing or sale of the Property, the proceeds will not be greater than the amount needed to pay off the remaining balance of the Borrower’s other financing and, as a result, no cash will be available for repayment of the outstanding balance of the Project Financing, Land Financing, or any distribution to the Members.

The revenue is dependent upon a limited number of Homebuilders.

The Borrower Property will have one, or a small number of Homebuilders contracting to purchase Permitted Real Estate Lots. Although these Homebuilders are by and large members of the Top 25 National Builders in the country, and thus have outsize purchasing power, there is still a limited number of them, and Company revenues will be dependent upon effectuating successful land sales to these Homebuilders. There is a risk that these Homebuilders will not be able to fulfill their contractual obligations, and there is no guarantee that they will. If the Borrower is unable to receive payment from the Homebuilder for Permitted Real Estate Lots there is a risk that Project Financing or Land Financing, may not be paid. There is a risk of the Company being unable to pay its recurring operating expenses as a result, at the extreme, as the Company has no recourse to foreclosure on the Borrower Property and the Preferred Returns and Profit Participation distributions will not be able to be made.

Financial projections.

All financial projections are prepared on the basis of assumptions and hypotheses. Future operating results are impossible to predict and no representation of any kind is made with respect to future accuracy or completeness of the forecast of projections as to income, expenses, costs, or other items. No representations or warranties of any kind are intended or should be inferred with respect to economic return which may accrue to a Member. An investment in the Company should be made only after adequate personal investigation of the merits of the Company and the Offering.

Licensing Requirements.

The conversion of a Borrower Property into Permitted Real Estate Lots requires state, county, or local regulatory authority approval. While the Manager believes that Project Financing or Land Financing due diligence would provide assurance that the Borrower should be able to obtain such approvals, there can be no assurances that these approvals will either be obtained or be obtained on a timely basis.

Lack of capital.

There is a risk that the amount of capital to be raised by the Company will be insufficient to meet the investment objectives of the Company. If there is a shortage of capital, the Manager will use best efforts to obtain funds from a third party or advance the funds directly or through an affiliate. Obtaining funds from a third party or an advance directly or through an affiliate may require an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that such funds will be available at a reasonable cost, if available at all.

20 of 59

Risks of having no control in management.

Under the Operating Agreement, Members do not have a right to participate in the management of the Company’s affairs. Members cannot propose changes to the Manager or to the Operating Agreement. Under the Operating Agreement, it may also be difficult for Members to enforce claims against the Manager, which means that Members may not be able to recover any losses they may suffer through their ownership of Shares arising from acts of the Manager that harm the Company’s business.

The Manager and its management must discharge their duties with reasonable care, in good faith and in the best interest of the Company. Despite this obligation, the Operating Agreement limits management’s liability to the Company and all Members. The Manager is not liable for monetary damages unless it involves receipt of an improper personal financial benefit, a willful failure to deal fairly with the Company on matters where there is a material conflict of interest, a knowing violation of law, or willful misconduct. Any Member’s ability to bring legal action against the Manager for these actions is also limited. Members may only bring a legal action on behalf of the Company if the Company has refused to bring the action or an effort to cause the Manager to bring the action is not successful.

Limited Operating Reserves.

The Company intends to establish an operating reserve account with a portion of the proceeds raised from this Offering to pay anticipated operating, administrative and other expenses that shall be incurred following the Closing Date of this Offering. If future expenses increase by unanticipated amounts, the Company may not have sufficient reserves to pay these obligations. The Company does not currently have any commitment or arrangement in place to obtain additional funding, and there are no assurances that additional funding can be obtained, if necessary, or that such additional funding, if obtained, will be adequate for its financial needs.

General economic conditions may affect the value and the timing of the sale of Borrower Property or the ability to refinance the Borrower Property.

The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including the supply and demand for real estate investments, all of which are beyond the control of the Borrower. The Company cannot predict whether the Borrower will be able to sell the Borrower Property for a price or on terms which are acceptable. Further, the Company cannot predict the Borrower’s ability to obtain adequate funding from a third-party lender to refinance the Borrower Property. There are no assurances that the Company can successfully achieve its investment goals and therefore, Members may have to hold their Shares for an indefinite period of time, or have their Shares sold or redeemed for less than the Preferred Members’ Capital Contribution.

Environmentally hazardous property.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the ownership of the Property, the Borrower may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could materially adversely affect the value of the Property and the Shares.

Real estate investments are long-term investments and may be difficult to sell in response to changing economic conditions.

Virtually all real property investments are subject to certain inherent risks. Real estate investments are generally long-term investments which cannot be quickly converted to cash. Real property investments are also subject to adverse changes in general economic conditions or local conditions which may reduce the demand for commercial property.

Project Financing and Land Financing issued to Borrower may be subject to other unsecured loans and subordinate to Secured Lender advances.

The Company advances Project Financing or Land Financing to the Borrower to fund the Borrower’s conversion of Borrower Properties into Permitted Real Estate Lots. The Borrower’s ability to repay Project Financing or Land Financing may be adversely affected by other Borrower secured first mortgage debt obligations, and other pari passu unsecured loans entered into by the Borrower.

21 of 59

Risks of Borrower Exceeding Budgets.

There is a risk that budgets could be exceeded resulting in the need for additional financing or equity contributions from the Borrower, and that in the absence thereof the Borrower would not be able to repay Project Financing or Land Financing.

Adverse Trends in the Single-Family Housing Industry May Impact the Project.

The success of the Project will depend largely on the ability of the Borrower to adapt to trends in the single family housing industry, including competitive pressures, increased consolidation, industry overbuilding and changing demographics, the introduction of new concepts and products, availability of labor, changing tenant pricing levels and general economic conditions. Failures in adapting to the foregoing may affect the Borrower’s financial performance and thus the Company’s it has available to service or repay the Project Financing or Land Financing.

Geographic Concentration and Sector Risk.

The Company’s geographic focus is not specifically limited, but the Manager does affirm that the Company intends to operate primarily within the Southeast, Southwest, and Midwest regions of the U.S. Its sector focus is to provide Project Financing and Land Financing, enter into strategic relationships with real estate developers and builders. The Company’s overall performance is therefore largely dependent on real estate economic conditions in these geographic areas and real estate sectors. Since there are no diversification requirements with regard to the Company’s investment activities the Company’s investment portfolio may include a small number of large positions, and at times, may include only one or two Borrower Properties in one or two geographic markets.

While such a portfolio concentration may enhance total returns to Investors, if any large position has a material loss, then returns to Investors may be lower than if the Company had invested in a more diversified and widespread portfolio of smaller positions. The Company’s investments will consist entirely of investments related to Investment Properties. Such concentration may increase the volatility of the Company’s returns and may also expose the Company to significant risk of economic downturns in this sector to a greater extent than if its portfolio also included other property types. As a result, economic downturns in the real estate sector could have an adverse effect on the financial condition, results of operations and cash flow of the Company.

Competition in the Market

The real estate borrowing industry is highly competitive on both a national and regional level. The Company faces competition from REITs, other hard-money providers, other public and private real estate companies, private real estate investors, and banks. Competition may prevent the Company from providing loans to Borrowers of desirable Qualified Properties, who can then either refinance and/or sell the property(ies) financed with the Company loans in order to make prompt repayment and keep up with the loan’s APR. If the Company offers lower interest rates to remain competitive, Investors may experience a lower return on investment and be less inclined to invest in the Company’s next project which may decrease its profitability. Increased competition for Borrowers may also preclude the Company from acquiring Borrowers that would generate the most attractive returns to Investors or may reduce the number of Borrowers the Company could acquire, which could have an adverse effect on its business.

Availability of Future Financing and Market Conditions.

Market fluctuations in real estate financing may affect the availability and cost of funds needed to successfully operate in the private lending space. Rising interest rates require Offerings to provide greater returns to be attractive to investors, and many Sponsors of such Offerings may require additional third-party financing for operation in the real estate industry, which is a highly capital intensive area.

Development or Construction Difficulties or Delays.

Some Company loans will be to Borrowers who will require development and construction, and the Company has no ability to complete the development and construction, which will be outside the Company’s control or even the control of the entity supervising the construction. These factors include, but are not limited to:

•	difficulties or delays in obtaining building, occupancy, licensing and other required governmental permits and approvals;
•	unforeseen engineering, environmental or geological problems;
•	failure of third-party contractors and subcontractors to perform under their contracts;
•	shortages of labor or materials that could delay construction or make it more expensive than budgeted;
•	adverse weather conditions that could cause delays;
•	unionization or work stoppages;
•	force majeure events or other acts of God;
•	increased costs resulting from changes in general economic conditions or increases in the costs of materials; and
•	increased costs as a result of addressing changes in laws and regulations or how existing laws and regulations are applied.

22 of 59

LEGAL, TAX AND REGULATORY RISKS

Legal, tax and regulatory changes could occur during the lifetime of the Company that may adversely impact the Company’s and Company Affiliates’ taxation status and any distributions from the Company, and Preferred Return to Shareholders.

Risk of Arbitration.

The Company’s Operating Agreement and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Shares are resold by initial investors, and subsequent, secondary investors are governed by the Company’s Operating Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

Investors will be subject to taxation.

Investors will receive a Preferred Return, along with a distribution of Profit Sharing, which will be split sixty (60%) percent to the Class A Unit Holders and forty (40%) percent to the Manager. If an Investor’s Unit generates taxable income, the Investor is generally taxed on that income in the year it’s received.

No Deductibility of Losses.

As a result of the Investment being a debt investment. Investors will not be allocated losses, subject to a number of restrictions.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties.

If the Company incorrectly reports a Investor’s income, this may cause a Investor to underpay his taxes. If it is determined that a Investor has underpaid taxes for any taxable year, the Investor must pay the amount of taxes underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify the Investor of amounts owing within 18 months of the date the income tax return was filed. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted monthly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A twenty (20%) percent penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith. The IRS may impose a twenty (20%) percent penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

23 of 59

State and Local Taxes.

In addition to federal income tax consequences, Investors should consider the state and local tax consequences of an investment in the Company. Investors may be subject to state and local taxes that may be imposed by various jurisdictions in which they reside. Investors may be required to file state and local income tax returns and pay state and local income tax in these jurisdictions. This Memorandum makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisor regarding their state and local tax obligations.

Risk of audit of Individual Investor returns.

There is a risk that an audit of the Company's records could trigger an audit of the individual investor’s tax records.

24 of 59

RISK RELATED TO CONFLICTS OF INTEREST

Management May be Involved in Similar Investments.

Management, or their affiliates, may act as asset managers or advisors for other companies engaged in making similar investments, and intend to act as the asset managers and advisors of new yet to be formed companies.

Management May Act on Behalf of Others.

Management, or their affiliates, who may act as asset managers for the Company, may act in such capacities for other investors, companies, partnerships or entities that may compete with the loans.

Management May Raise Capital for Others.

Management, or their affiliates, who will raise investment funds, may act in the same capacity for other investors, companies, partnerships or entities that may compete with the Company loans.

Management’s Compensation May be a Conflict.

The compensation plan for Management may create a conflict among the interests of Management and the interests of the Company.

Management Allocating Time and Resources to Company Affiliates.

Management and their affiliates may have a conflict in allocating their time and resources between the Company and other business activities they are involved with, including without limitation Company Affiliates. The Company does not require any minimum amount of time or attention that Management devote to the Company.

25 of 59

PLAN OF DISTRIBUTION

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from Company’s web platform, as well as on the SEC’s website at www.sec.gov.

The Shares are self-underwritten and are being offered and sold by the Company on a best efforts basis. No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Shares. This means that no commissions or other compensation will be paid for the sale of the Shares offered by the Company.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither the Company, its principals, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent nor subject to any escrow agreement.

The Company plans use its current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rules 251 (d)(1)(iii) and 251(d)(3)(i)(F) of Regulation A whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering circular filed with the Commission for the Offering. The Company plans to solicit investors through a variety of media and internet advertising mechanisms, such as search based advertising and search engine optimization.

Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

In order to subscribe to purchase this Offering, a prospective investor must either electronically or manually complete, sign and deliver an executed purchase agreement for the Shares (“Subscription Agreement”) to the Company at Rockstar Capital Group LLC, 23 Tamworth Circle, Bella Vista, AR 72715, Attention: Brandon Rooks, and submit payment by way of check or wire transfer payable to “Rockstar Capital Group LLC Escrow Account.” The Offering will remain open from the date on which the Offering statement is qualified until December 31, 2023. All investor funds will go directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement and will be immediately released to the Company on an ongoing basis as received from Investors and accepted by the Company. Investors can complete the Subscription Agreement online at Rockstarcapitalfund.com.

There is currently no trading market for the Shares and no trading market is expected to ever develop. As a result, Investors should be prepared to retain this Offering for as long as this Offering remain outstanding and should not expect to benefit from any Share price appreciation.

In compliance with Rule 253(e) of Regulation A, the Company will revise the Offering statement, of which this Offering Circular forms a part, during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering statement, of which this Offering Circular forms a part, and be requalified under Rule 252 of Regulation A.

Determination of Offering Price

The Offering Price is arbitrary with no relation to the value of the Company. Since the Shares are not listed or quoted on any exchange or quotation system, the Offering Price of the Shares was arbitrarily determined. The Offering Price was determined by the Company and is based on its own assessment of its financial condition and prospects, limited Offering history and the general condition of the securities market. It does not necessarily bear any relationship to book value, assets, past operating results, financial condition or any other established criteria of value.

26 of 59

Subscription Process

Investors seeking to purchase Shares should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Electronically or manually complete and execute a copy of the Subscription Agreement.

•	Electronically provide the required Subscription Agreement information, or manually provide the required Subscription Agreement information and any additional information to the Company at Rockstar Capital Group LLC, 23 Tamworth Circle, Bella Vista, AR 72715, Attention: Melissa “Missy” Uyehara.

By executing the Subscription Agreement and paying the total purchase price for the Shares you are interested in purchasing, which payment is made directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement, and immediately deposited by Company, you will be deemed to (i) agree to all of the provisions of the Subscription Agreement attached hereto as Exhibit B, and (ii) attest that you meet the minimum standards of a “qualified purchaser,” and that, if you are not an “accredited investor,” such subscription for this Offering does not exceed 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be irrevocable, and effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Following the date on which the SEC qualifies the Offering, subscriptions will be accepted or rejected within ten (10) business days of receipt by the Company. The Company will not draw funds from any subscriber until the date your subscription is accepted. If the Company accepts your subscription, it will email you a confirmation.

27 of 59

USE OF PROCEEDS

The Company intends to provide Financing to various Borrowers, which typically operate in real estate investment, specifically land permitting and land sales. Borrowers may obtain financing for purposes of, buy and hold investments, wrapable loans, commercial loans, or hard money/bridge loans. The Company anticipates the majority of its Investment Activities will be providing the financing described herein, although the Company can provide additional types of financing to Borrowers at its discretion.

The Company will incur various expenses the consolidated total of which will not reduce the Capital Interest of Investors. Expenses incurred by the Company will be deducted as part of the determination of Net Distributable Cash Flow and will be payable on a priority basis prior to any Investors Preferred Return.

The estimated use of proceeds from this Offering will be dependent upon the amount and timing of the capital raised in this Offering. Assuming the Maximum Offering Amount is raised, the Company expects to use the proceeds from this Offering of Shares to (i) pay fees and expenses relating to the organization of the Company and the sale of the Shares, (ii) provide private loans to Borrowers for real-estate-related activities, whether those include development of projects, or refurbishing of purchased homes, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as Management deems, in its sole and absolute discretion, to be in the best interest of the Company. If the maximum offering amount is not filled, the Company intends to use the Proceeds raised in the manner outlined in this section regardless.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $35,000, are being paid for on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The following table shows a summary of the use of the Maximum Offering Amount generated through the sale of Shares:

	Minimum Offering Amount	Percent	Maximum Offering Amount	Percent
Gross Offering Proceeds	N/A	N/A	$75,000,000	100.00%
Less: Commissions(1):	N/A	N/A	(0.00)	-0.00%
Available Proceeds	N/A	N/A	$75,000,000	100.00%
Less Offering Expenses:	N/A	N/A
Organization and Offering Expenses(2,3)	N/A	N/A	($35,000)	-0.47%
Advisor Operating Expenses	N/A	N/A	($20,000)	-0.27%
Net Proceeds to Company from Offering(4)	N/A	N/A	$71,500,000	99.26%
Net Proceeds to other persons	N/A	N/A	N/A	N/A

1)	No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Shares. This means that no commissions or other compensation will be paid for the sale of the Shares offered by the Company.

2)	The Company will pay or reimburse the Manager for organization and Offering expenses in an amount up to 5% of the Maximum Offering Amount (and up to 5% of the Maximum Offering Amount of any future Offerings), which, if the Company raises the Maximum Offering Amount, will equal up to $2,500,000. The Manager does not anticipate costs reaching this figure, however, does disclose it here for Investors as a possibility.

3)	Includes all expenses to be paid by the Company in connection with its formation and the qualification of the Offering, and the marketing and distribution of Shares, including, without limitation, expenses for printing, engraving and amending Offering statements or supplementing Offering Circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

4)	Assuming the Maximum Offering Amount is achieved, the Company expects to allocate (a) 95% ($71,250,000.00) of the Net Proceeds to the Company to engage in Private Lending, and (b) 5% ($3,750,000.00) of the Net Proceeds to the Company to Legal Fees, Fund Management, Supervisory and Accounting Services and Other Working Capital Reserve.

28 of 59

DESCRIPTION OF BUSINESS

The Company was formed as an Arkansas LLC on October 5, 2022 for the purpose of providing working capital and project financing (“Project Financing”) or land financing (“Land Financing”) to various unaffiliated entities (“Borrowers”), which plan to acquire, permit, and develop land in the Southeast, Southwest, and Midwest regions of the United States (the “Borrower Properties”) for the purpose of resale of permitted lots (“Permitted Real Estate Lots”) to regional or national homebuilders, hedge funds, or other arm’s length buyers. In addition, the Company may invest in properties that the Company’s Manager considers to be desirable to acquire or develop, and therefore suitable for investment, either directly, or indirectly through partnerships or strategic relationships with arm’s length and affiliated real estate developers and builders (“Qualified Properties”).

Presently, the Company enjoys relationship with several Strategic Partners, who provide a deal pipeline for Borrower Financing projects, particularly in the form of direct Land Lot Financing and Mezzanine Financing. Based on an analysis of upcoming opportunities generated through this deal pipeline, the Manager estimates that approximately seventy-five (75%) percent of such projects will be related to Land Lot Financing and twenty-five (25%) percent of such projects will be related to Mezzanine Financing. The Manager has an internal due diligence process by which it identifies the feasibility of Borrower projects and affirms it will refrain from financing land that it deems as non-permittable for development.

The Manager has provided prospective Investors with an overview of past projects, as shown in the Company’s “PLAN OF OPERATIONS” section, located on page 35 of this Offering Circular. The Manager further discloses that through its other Affiliates, it is in the process of closing on approximately one thousand five hundred seventy-three (1,573) lots in 2022 and has the opportunity to finance approximately fifteen thousand (15,000) lots at present. The Company engaged in this Offering will serve to facilitate some of the loans which already exist in this pipeline.

The Company is an affiliate of several Rockstar-branded entities, which all share the same Management Team, Strategic Partners & Affiliates and engage in various aspects of private real estate lending in the Land Entitlement, Development & Build for Rent (“BFR”) Space. The Company is primarily managed by Brandon Rooks (the “Sponsor”) (Co-Founder and President), along with a team of experienced Principals & Strategic Partners. The Company maintains physical offices in Bella Vista, Arkansas and Bentonville, Arkansas and further maintains satellite offices in the following locations: Charlotte, NC; Lincoln, Ne; Cape Coral, Fl; and San Diego, Ca. The Rockstar Management Team and its Affiliates (Affiliates are: BRD Land & Investment, LP., Buller River & Estero Developments, LP), which comprise of the following six (6) individuals including: Lindsay Jarvis, Kevin Burrell, Tim Samuels, Jeff Dousharm, and Vanessa Peters, MD, in association with a group of additional Strategic Partners & Affiliates which are listed under the “Strategic Partners” section, located on page 39 of this Offering Circular.

Mr. Rooks has twenty-two (22) years of experience in the real estate sector and has lined up over one billion ($1,000,000) dollars in off market opportunities for his clientele. Mr. Rooks has also created and raised capital for nine (9) real estate syndications, worth eighty-five ($85,000,000) dollars and facilitated over twenty-five million ($25,000,000) dollars in lending opportunities for builders and renovators. A well-versed Manager and Sponsor by this point, Mr. Rooks now seeks to provide non-accredited investors the opportunity to share in the revenues made possible by real estate financing.

Company Structure

Rockstar Investments LLC (the “Common Member”), an Arkansas Foreign limited liability company with Utah as its State of Origin, is the sole Common Member (“Common Member”) of Rockstar Capital Group LLC (the “Company”), the issuer of the Shares offered by this Offering Circular. The Company was organized as an Arkansas limited liability company on October 5, 2022. The Company currently has one authorized Unit class: Class A Preferred Non-Voting Shares.

The graphic on the following page shows the typical relationship among the various affiliates and the Company (“Company Affiliates”) as of the date of this Offering Circular.

29 of 59

Company Structure Graphic

30 of 59

Financial Reporting Considerations

Upon extensive review and discussion with our Independent Accountants, Greer Walker (the “Company Auditor”) we have concluded that Rockstar Investments LLC is the primary beneficiary of the Company (as its sole Common Member).

Accordingly, the Company and Company Auditor have concluded that the most appropriate financial reporting treatment would be to provide potential investors with additional related-party financial disclosure in connection with the present offering, specifically as it relates to Rockstar Investments LLC.

The Issuer and Company Auditor believe that in so doing, potential investors should be provided with full disclosure of Company’s financial performance in accordance with Generally Accepted Accounting Principles (“GAAP”), and the Company intends to abide by all of the SEC’s Regulation A Tier 2 Reporting Requirements, and has included by reference the audited statements for an affiliate of the Company known as Rockstar Capital Development Group LP (which is controlled by the same Manager, Brandon Rooks) for the 2020-2021 period. This due diligence report is furnished to Prospective Investors as Exhibit C in this Offering Circular.

Additionally, investors should note that information contained in linked material is not intended to be part of the Offering circular, yet the Company believes that i) all information material to investors has been included in this Offering Circular, and ii) that while linked material is not considered part of the Offering, the Issuer, to the best of its knowledge believes that they are accurate and complete in all material respects.

Management and Company Affiliates’ Roles in Business Operations

Company Management will be making the business and management decisions for the Company based on the recommendations of an affiliate entity, Rockstar Capital Development MGMT CORP (the “Manager”).

Company Affiliates’ Current Ownership Interests in Loan Providers

Company Affiliates have ownership interests in a variety of other entities that provide similar services as the Company.

THE PRIOR PERFORMANCE OF THE SPONSOR, SPONSOR AFFILIATES, AND THEIR RESPECTIVE AFFILIATED ENTITIES MAY NOT PREDICT THE FUTURE PERFORMANCE OF THE COMPANY AND ITS AFFILIATED ENTITIES OR THE RETURN ON AN INVESTMENT IN THE COMPANY OR THE SHARES. THEREFORE, THERE IS NO ASSURANCE THAT THE COMPANY WILL ACHIEVE ITS INVESTMENT OBJECTIVES OR THAT THE PREFERRED DEBT PAYMENT AND/OR CASH DISTRIBUTIONS WILL BE PAID TO THE HOLDERS OF SHARES.

31 of 59

Typical Services Provided to Borrowers

The proceeds of this Offering are for the purpose of financing all or a portion of the costs of providing loans to Borrowers to acquire (“Qualified Properties”) and/or Land Financing in order to either sell the newly-permitted lots or engage in ground-up development, or convert other real estate properties (“Conversion Projects”) from one use to another—for example from residential to commercial, or vice versa. The Company intends to operate primarily within the Southeastern, Southwester, and Midwestern United States, with a particular emphasis on the following eight (8) states, but reserves the right to operate in other geographic areas, as opportunities arise:

1.	Arizona

2.	Arkansas

3.	Florida

4.	Louisiana

5.	Missouri

6.	North Carolina

7.	South Carolina

8.	Tennessee

The Company shall provide Project Financing advances to Borrowers for Borrower Projects, primarily based on whether the land can be parceled, entitled, and permitted in preparation for development. In effect, the Manager provides various types of loans to Borrowers, including bridge loans to offset the soft costs of land permitting for such Borrowers, who must first permit the land prior to completing the sale to a third-party buyer. The Manager has already established relationships with several Land Acquisition Managers (“LAMs”) who have institutional-grade buyers lined up to purchase the lots once they are permitted. This is primarily done through a Land Purchase Agreement (“LPA”), in which ROI is optimized and risk is reduced by controlling rather than owning the land. The LPAs also generally account for price variances based on a number of factors including but not limited to, zoning, survey results, and high usability of wetland acreage. The Manager anticipates expanding its operations in the Southeast, Southwest, while also making inroads into the Midwest regions of the United States.

Regulation

The Company’s business practices and projects, and those of the Sponsor Affiliates are subject to regulation by numerous federal, state and local authorities including but not limited to the following:

U.S. and State Laws Regulating the Licensure of Private Loans

Although private lending (outside of student loans or other federally-subsidized loans) is subject to some federal regulation, generally, private loans fall primarily within the purview of state regulatory agencies. Since the Company intends to offer commercial private loans in approximately five (5) states, the Company will itself be subject to state regulators in each of those states.

FINRA

The Financial Industry Regulatory Authority (FINRA) is a private American corporation that acts as a self-regulation organization (SRO) that regulates brokerage firms and exchange markets. FINRA’s mission is to protect investors by ensuring that the U.S. securities industry operates fairly and honestly. Given that this is a securities offering, and despite the fact that the Company does not intend to classify as a broker-dealer itself, it is wholly possible that the Company will fall under the purview of FINRA. As such, the Company is notifying investors of this possibility, which may serve to add additional regulatory compliance costs to the Company’s expected financial position.

U.S. and State Securities Laws

The Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

32 of 59

The Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of the Shares described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Regulation A and shall only be offered in states in which the registration of the offer and sale of the Shares has been declared effective.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect the Company specifically, and the real estate industry in general. The Company’s failure to uncover and adequately protect against environmental issues in connection with the issuance of private loans for real estate may subject the Company to liability as financier of such property or asset. Since the Company intends to take collateral in each of the properties it provides loans for, unexpected environmental issues with said property may add additional unforeseen compliance costs to the Company’s finances.

Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, the Company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The Company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect the Company.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the Company for personal injury associated with ACMs.

Other Laws and Regulations

Company Borrowers will be required to operate their projects in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the projects financed by the Company. The Company is also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Company’s projects will also be subject to a variety of local, state, and federal statutes, ordinances, rules, and regulations concerning fair housing and real estate transactions in general. These laws may result in delays if the Company-financed projects are re-developed by Borrowers. Additionally, these laws might cause the Company to incur substantial compliance and other costs. The Company may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make Preferred Return to Investors at historical levels or at all.

33 of 59

MANAGEMENT’S ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was formed on October 5, 2022 and has no operational history at present. The Manager intends to update this section once the Company becomes operational and there are key aspects to discuss regarding its performance, challenges, and future strategic initiatives.

34 of 59

PLAN OF OPERATIONS

Overview

Loan Evaluation Criteria

The Company and its Affiliates will perform all due diligence and loan underwriting required for Loan issuance. The Manager is primarily concerned with ensuring that third-party buyers are already lined up for the lots, and that the lots are so located that they may be permitted for whatever type of development is required by such third-party buyers. Other Rockstar-Affiliates may also be involved in the sourcing and due diligence process, however, the Company does not intend to compensate other third-parties as part of this process.

Potential Areas of Expansion

Affiliates of the Company are presently operating in eight (8) states, as mentioned on page 32 of this Offering Circular. The Company intends to expand in other states that the Company deems have commercial private lending laws beneficial to the Company.

Leverage of Strategic Relationships

The Company will take its place in an ecosystem of Affiliates which are operated by the same Management Team. As a result, the Company will be able to leverage these strategic partnerships to perform underwriting of Loans as well as furnish any relevant loan document preparation. The Company Management Team is also actively engaged in mastermind groups, online and in-person real estate collectives, and annual real estate conferences, which it uses to establish its brand and expand its client base.

Marketing Strategy

The Manager has been involved in real estate lending, especially as it relates to land/lot financing for a period of twenty-two (22) years. During this process, the Manager has established several key strategic relationships with other individuals and entities in order to facilitate a more streamlined lending process. The Manager is a member of various mastermind groups and also regularly attends conferences related to the real estate lending industry. Specifically, the Manager is a member of the following organizations:

1.	High Speed Alliance Group
2.	Family Office Club
3.	Insider Investor Club
4.	Apex & Break Free Academy

Outside of this, the Manager has developed strong relationships with various third-party hedge fund managers interested in acquiring the financed land and/or permitted lots. In addition to institutional-grade buyers, the Manager also holds relationships with various other buyers and uses this pipeline to offload its economic interest in the properties it finances. As a result, the Manager has been able to successfully bring market-clearing returns to investors using this strategy and intends to continue using this time-proven process while handling the day-to-day operations of the Company.

Financial Performance of Company Affiliates’ Loans

The Company is a newly formed business venture without an operating history. Below is a summary of past performance of ventures led and managed by the Management Team. The information provided below has not been independently verified by an independent public or certified accountant and past performance may not be indicative of future results. The Manager believes that this information will serve to aid Prospective Investors in making an informed investment decision.

Beginning in 2012, Brandon Rooks and Rockstar Investments primarily sold turnkey new construction and renovation properties to a network of investors. Sales met a minimum or higher of fifteen (15%) percent annual cash-on-cash returns or eight (8%) percent Cap Rate.

Beginning in 2016, Rockstar Investments was affiliated with investment platforms that managed and led real estate syndicated projects in the Northwest Arkansas market (photos to follow on next page):

1.	Everest Condo Capital Company - Rogers, AR: five million one hundred fifty thousand ($5,150,000) dollars Acquisition. Thirty (30) Units / four (4) Multi-Family Buildings. Twelve (12%) Annual Preferred Returns. Mr. Rooks retains four (4) “M” Share Units. Currently entering the final Sell-Off period for seven million one hundred thousand ($7,100,000) dollars.

35 of 59

2.	Anderson KC Capital – Kansas City, MO: ten ($1,000,000) dollar Acquisition. One hundred and eight (108) Unit, new construction, apartment complex. Twelve (12%) Annual Preferred Return. Project was sold off immediately after completion and fifty (50%) percent Rented.

3.	River Park Capital – Kansas City, MO: one million five hundred and fifty thousand ($1,550,000) dollar Acquisition. Office Plaza with nine (9) tenants. Twelve (12%) percent Annual Preferred Return. Mr. Rooks retains one (1) “M” Share Unit. Property was sold in Q1 for two million ($2,000,000) dollars.

4.	Shadowbrooke Capital – Rogers, AR: eight million three hundred thousand ($8,300,000) dollar Acquisition. Fifty-five (55) New Construction Townhomes. Twelve (12%) percent Annual Preferred Return. Mr. Rooks retains one (1) “M” Share Unit and eight (8) “A” Share Units. This Property is currently entering final Sell Off period for ten million five hundred thousand ($10,500,000) dollars.

Throughout 2017 and 2018, Rockstar Investments also facilitated investments with fix and flip renovation teams in Florida and Oregon along with facilitated lending opportunities with developers and builders in the Kansas City, Memphis, Charlotte, Baton Rouge and Southwest Florida Markets.

36 of 59

Projects Completed with Affiliate BRD Land & Investment

The Manager has worked with BRD Land & Investment on various land-based real estate projects since 2016 and has provided a sample of such projects. These projects do not represent the same assets which the Company will seek to hold (although they are of the same asset class—land), and investors are cautioned that past performance is not always indicative of future results. A sampling of such projects are as follows:

1.	Paper Lots – Shovel Ready Land Development Permits. The cost of the project was $6,500,000 and the lots were sold for $14,000,000, leading to a Profit Spread of $7,500,000, or approximately 15.38%.

2.	Paper Lots – Shovel Ready Land Development Permits. Royscroft, Charlotte, NC. The cost of the project was $6,500,000 and the lots were sold for $11,872,000, leading to a Profit Spread of $5,372,000, or an ROI of approximately 17.35%.

3.	Paper Lots – Shovel Ready Land Development Permits. Pleasant Grove Rd., Charlotte, NC. Cost of the project was $1,250,000, and the lots were sold for $2,012,500, leading to a Profit Spread of $762,000, or an ROI of approximately 60.96%.

4.	Land/Development Project—86 Unit development. North End Commons, 2600 Oneida Rd., Charlotte, NC. Cost of development was $3,750,000 and the Land was sold for $5,382,125, leading to a Profit Spread of $1,632,125, or approximately 43.52%.

37 of 59

Material Definitive Agreement

Notwithstanding this objective, the prior performance of the Sponsor, Sponsor Affiliates, and their respective affiliated entities may not predict the future performance of the Company and its affiliated entities or the return on an investment in the Shares. Therefore, there is no assurance that the Company will achieve its investment objectives or that the Preferred Debt Payment and/or cash distributions will be paid to the holders of Shares.

38 of 59

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Below the Company provides information regarding the executive officers and significant employees of the Company. The Company does not have any other employees at this time as it relies on Company Affiliates to provide all administrative and other services to the Company at fair market value.

(a)	Directors, Executive Officers and Significant Employees of the Company

Name	Age	Title	Term of OfficeNote 1	Approximate Hours Per Week
Brandon Rooks	54	Co-Founder and President	October 2022	40
Kevin Hicks	44	Chief Financial Officer/Chief Accounting Principal	February 2023	10

Note 1 – The Company expects each Executive Officer to continue in the same capacity as their predecessor Company Affiliate roles outlined below, not all Company Executive Officers will be focused on all aspects of the Company’s business initiatives but will rather focus on specific business initiatives in accordance with their area(s) of expertise.

Prior service with Rockstar Capital Development Fund III LLC, a Company Affiliate:

Name	Age	Title	Term of Office
Brandon Rooks	54	Co-Founder and President	July 2022

(b)	Family relationships.

Dylan Rooks, the son of Brandon Rooks, will participate in this Offering as an Advisor and be compensated through an entity known as OUTIR, LLC.

(c)	Business experience.

The Company’s Management Team has extensive experience in private real estate lending. The biographies of the Management Team as well as Strategic Partners, follows this section.

(d)	Legal proceedings.

None

Brandon Rooks, Founder and President. Every great company has a Rainmaker. Someone who doesn’t just see the vision for the future of the Rockstar Capital Development Group but has a proven track record of building a solid business foundation that provides a consistent return on investment.

Our rainmaker is Brandon Rooks.

Brandon entered the U.S. Navy right out of high school and served as an electronic warfare technician and operator with a Top Secret security clearance. He was deployed to the Persian Gulf three times and operated under combat conditions during routine oil tanker escorts and the Desert Storm War. His main duties were as an anti-ship missile defense operator.

In his six years in the service, Brandon traveled the world, and was awarded several commendations such as: National Defense Service Medal, Naval Battle E Award (a ship must win a minimum of four of the six Command Excellence awards to obtain this ranking), Armed Forces Expeditionary Medal, Humanitarian Medal and Good Conduct Medal.

During his service in the military, he maintained a Top Secret security clearance while earning a certificate from the University of Texas in Business Management as well as completing 52 weeks of advanced electronics. Brandon earned an Honorable Discharge in November of 1992.

After exiting the Navy, Brandon went into the sales field and quickly became a top performer at MCI, Greeley Dodge, & EcoWater (where many of his sales records and awards hang on the wall of fame at EcoWater Systems, remaining unchallenged to this day), and Mortgage Plus, Inc. He was headhunted into the world of Real Estate Investing, where he has excelled and built a loyal client database that has invested through and with him in various aspects of Real Estate Investment Opportunities for the past 20 years.

39 of 59

Since entering Investment Real Estate, Brandon has the following list of accomplishments:

•         Completed over fifty-three million ($53,000,000) dollars in investment mortgage closings from 2001– 2006;

•         Sold over seventy-three million ($73,000,000) dollars in SFR renovation properties from 2010 – 2016;

•         Sold over fifty-five million ($55,000,000) dollars in SFR and multi-family new construction properties from 2013 – 2016;

•         Created and raised capital for seven (7) real estate syndications valued currently at approximately seventy five million ($75,000,000) dollars;

•         Facilitated over twenty-five million ($25,000,000) dollars in lending opportunities with builders and renovators;

•         Transacted and facilitated over one billion ($1,000,000,000) dollars in Real Estate Investments for clients over the course of his career;

•         Built and owns two (2) restaurants in Overland Park, Lawrence, Kansas and Lubbock, Texas;

•         Formed Rockstar Capital Company in 2019 - Currently at ten million ($10,000,000) dollars AUM with a fifteen million ($15,000,000) dollar total value;

•         Reputation for high performance in real estate, mortgages, and investment financing;

•         Negotiated multiple multi-million-dollar acquisitions with private equity groups;

•         Has lined up over two hundred twenty-five million ($225,000,000) dollars in off-market opportunities for his clientele.

Brandon’s greatest attributes are his attention to detail, superior negotiating skills, work ethic, honesty and determination to deliver 110% satisfaction to his clients before, during and after the sale…that and a proven track record and tenacity to all Rockstar Companies. The trophies, plaques and awards that cover his office walls and shelves are proof that he gets the job done.

Brandon and his wife Mindy, of 27 years, reside in Bentonville, Arkansas. They have raised four successful children including their youngest son, Dylan (a.k.a “Kezz”), who graduated from high school by age 16 and is an independent Singer/Songwriter currently making waves in the Music Industry. Dylan is also a member of the Rockstar Family and presently serves as the Client Relations Manager for a Rockstar-branded Affiliate. Daughters (Ashleigh & Brittney) are both Entrepreneurs & started their own small businesses while working full time Jobs.

Lindsay Jarvis, Strategic General Partner. Born in 1962, Lindsay (ex New Zealand) is now a well seasoned veteran with more than 30 years business experience. Having spent twenty of those years in the building industry, Lindsay owned a successful construction company that, at its peak, employed approximately 120 staff. Between 1990 and 2000 Lindsay’s company completed over $40 million dollars worth of commercial and residential construction. Prior to that Lindsay completed a 6 year degree in construction law, cost, feasibility, management, appraisals and the like.

Lindsay first entered to US property market in 2014 starting with Fix and Flips in the Memphis TN market and quickly progressed to building new rental properties for sale to investors. Shortly thereafter Lindsay met his future business partner (Kevin Burrell) in Charlotte NC. It was also in late 2014 that Lindsay had a package of 10 finished, new construction homes under contract that fell apart when the Buyer backed out. After asking around, Lindsay was told to contact a guy called "Rockstar" and within 3 hours, Brandon "Rockstar" Rooks had sold all 10 properties to a network of private Investors. By 2021 Lindsay & Kevin had developed and sold several hundred rental investment homes together with the assistance of Brandon as well as a network of other investment property sellers and R/E Hedge Funds. In 2017 Brandon had taken on a roll of capital raising to help fuel the expansion of Lindsay & Kevin's operation. It was through the process of building new SFRs with Kevin, Lindsay had the good fortune to meet Mr. Tim Samuels, affectionately known as the God Father of Land in Charlotte NC. Lindsay and Tim maintained a good friendship for several years and in 2019 formed BRDL to specialize in land development. BRDL have booked raw land revenues in excess of $50M for 2021.

Mr. Lindsay Jarvis is the Visionary for our Land Development model. Lindsay’s long history in building and property, coupled with extensive experience in other businesses, has provided him with the ability to locate prime ‘high-return’ property investment deals that benefit all those involved.

40 of 59

Kevin Burrell, Strategic General Partner. Located in Charlotte NC, Kevin has been in the property industry for over 20 years and 15 years of that he was also successfully involved in his own mortgage business. In the years following the GFC Kevin owned highly profitable turn key flip businesses specializing in selling rental investment properties to other investors. The business was located out of Charlotte NC with offices in Sarasota FL and Atlanta GA. By marketing their investment properties through radio shows, touring San Francisco, Los Angeles, Anaheim, San Diego , the use of major property re-sellers and also building strong partnerships with buyers/sellers in Australia, Singapore, Malaysia, Hong Kong, UK and Dubai, Kevin was able to develop and sell hundreds of rehabbed properties over 5 or more years that also included a substantial condo conversion.

It was at the tail end of the fix’n’flip hype (round 2013), whilst looking for other development opportunities, that Kevin formed a business relationship with Lindsay Jarvis and eventually formed Buller River and Estero Developments with the focus mainly on new construction. Mr. Kevin Burrell heads up the Build For Rent Model in all markets.

Jeff Dousharm, Strategic General Partner. Jeff knows a thing or two about building an empire from the ground up—from partner in Entrepreneur Magazine’s #1 ranked martial arts franchise in the country, Tiger-Rock Martial Arts, to business brokering, real estate investing, building multiple businesses, to coaching and consulting, and much, much more.

But it wasn’t always this way. Years ago, after losing his father to cancer, Jeff was diagnosed with ulcerative colitis. The trajectory to recovery was made up of experimental treatments, cell dysplasia, cancer treatments, massive internal blood clots, surgical complications, pulmonary embolisms and emergency transports in the middle of the night.

This forced Jeff to take his life and his business to another level with strategies that ignited steady business growth without his day-to-day presence.

As Jeff recovered and was physically able to work more, he didn’t just go back to business as it had been in years past, he reinvented how he implemented everything. He not only moved his businesses forward, his systems and programs leveraged him to dominate multiple markets. He calls this elusive competitive edge the “Lever”—a system that professionals can utilize and gain an almost unfair advantage to getting more from their time, team and tools in business and life.

Since entering the Real Estate Investment sector, Jeff has achieved the following:

•         Leveraged his multiple companies as economic engines to finance commercial and residential investments of over $5 million in personal real estate holdings.

•         Amassed his company portfolio to over $10 million in his equity position of private companies.

•         Assisted in marketing and structures for over $50 million worth of projects for investors ranging from notes and hard money lending to syndications to single and multi-family residential to business investing for both accredited and non-accredited investors.

•         Owning part of two national franchises, multiple franchise units, national business brokerage, consulting company, residential properties, commercial properties, notes, hard money lending, and multiple other independent companies

•         Managing teams from Nebraska to Nevada that are comprised of over 100 people.

Through his extensive travel, speaking, consulting and group coaching programs Jeff has developed the relationships to provide bigger and better opportunities not just for himself but for clients and co-investors.

After meeting and working with Brandon Rooks on investments in multiple states, they saw even greater opportunities to serve others and expand their professional impact – now through Rockstar Capital II with both serving as General Partners.

As an international best-selling author and speaker Jeff has worked with business owners, investors, and professionals around the world, sharing his inspiring story of survival, grit and resilience.

Jeff Dousharm holds an 8th Degree Blackbelt and sits on the board of directors for Tiger Rock Martial Arts.

In 2009 Jeff met his now wife, Corey, who is a Doctor of Chiropractic Medicine and practices in Lincoln, NE. Together they have two boys Henry and Wyatt, who are both rabid Star Wars fans.

41 of 59

Vanessa Peters, MD, Strategic General Partner. Vanessa is the founder of VMD Investing and has been investing in real estate for 12 years in single-family homes, commercial retail, apartment communities, short-term rentals, self-storage, land entitlements, and manufactured home parks. She has invested in over 2500 units across 11 properties and 4 funds.

She is passionate about helping busy professionals build wealth through passive, income-producing real estate that provides attractive returns and a proven roadmap to financial freedom.

She is the author of The Busy Professional's Guide to Passive Real Estate Investing - A physician's path to building wealth, creating financial freedom & leaving a legacy.

Vanessa Peters earned her medical degree at the University of Calgary, Alberta, Canada, and moved to the US from Canada in 2002. Dr. Peters is a Family Physician and Chief Physician Officer for Graybill Medical Group, a primary care owned medical group in North San Diego County with 12 locations and 80+ providers.

She is involved in her community and is on the Board of Directors for Interfaith Community Services, a nonprofit that focuses on reducing homelessness in San Diego County. She lives in Escondido with her husband and son and enjoys aviation, hiking, traveling, and yoga.

Tim Samuels, General Partner. Located in Charlotte NC, (and previously of NVR - Ryan Homes fame) Tim has acquired more than 45,000 lots in his real estate and home building career—a distinction that has earned him the nickname, “the Godfather of Land” among the leading national home builders across the Southeast. Known as a high-energy guy who always pushes hard to get across the line for a touchdown, Tim is the player who won’t let a deal stall at the 50-yard line and is an integral equation in the success of our Land Development Model. He always sees the roadblocks, and quickly manoeuvres through the maze of obstacles in what often is a lengthy land-acquisition process. What sets him apart, he says, are his resources—and his optimism. As the land acquisition expert in the home building industry, Tim is respected for his savvy in the selection of land, but it was by chance that he entered the industry in 1987. “A friend suggested that I’d be good at it, and it seemed like a good fit, so finding my niche was more about being in the right place at the right time,” he says. Back then, Klutts Homes was selling tract homes to first-time home buyers, and that’s what he did. In 1988 he got his broker’s license, and with it he took his entrepreneurial spirit, in 1990, to launch his first building company, Crown Ventures, Inc. He built, sold and closed more than 400 homes.

It was there that Tim learned the building, construction and site selection process from the ground up. In 1995, Don Galloway, then the leading home builder in Charlotte, recruited Tim to manage his sales team. Within two years, he was promoted to Vice President of Sales and Land Acquisition. Tim took the company from selling 300 homes annually to more than 900 units. In 1999, Don Galloway Homes won “Builder of the Year” (Charlotte), and became Charlotte’s top home builder based on sales, customer satisfaction and product quality.

In early 2002, Ryan Homes sought and recruited Tim to serve as General Manager of Land Acquisition to expand the company’s Charlotte market. Over the next five years, Ryan grew from selling and closing 400 homes to 1,500 homes annually. In fact, the company grew so quickly that it was split into four divisions within the Charlotte region. Tim was responsible for land acquisition for all divisions. He established the land department and recruited and trained the land-acquisition team. In 2005, he became Market Land Manager and in 2010 he was promoted to Regional Land Market Manager. Early in 2020, Tim partnered with BRD Land & Investment and Estero , both limited partnerships with the mindset of continuous growth and land acquisition strategies throughout the

Southeast United States.

42 of 59

Strategic Partners Biographies

The following individuals are Strategic Partners who provide independent consulting services and assist in deal flow, however, they are not employed by the Company. These Strategic Partners are:

Frank L. Finlaw. Strategic Partner. Frank is a dynamic and innovative business leader with a proven track record of meeting or exceeding the Performance Goals of Top Ten National Builders. Frank began his career as a Project Design Engineer in 1977, where he designed numerous residential, commercial, and industrial site plans, thus heavily familiarizing himself with the intricacies of land planning.

From 1997 to 2009, Frank served as Division President for Beazer Homes in Charleston, South Carolina, where he directed the day-to-day operations of a $150,000,000 million division, which included land acquisition & development, new market penetration, revenue forecasting, sales & marketing, product development, and human resources. Presently, Frank is responsible for all land development and road dedication for American Homes 4 Rent. Given his breadth of experience, Frank brings a high level of knowledge in land acquisition due diligence.

Jack Rostetter. Strategic Partner. Jack Rostetter is a veteran of the US Army where he served proudly as a 82nd Airborne infantryman and, later, as a helicopter pilot and aviation safety officer in the Gulf War. After his service, Jack went back to college at University of Connecticut and earned his Bachelor of Science in accounting and taxation. Later, Jack completed his Master of Science in accounting and taxation at Florida Gulf Coast University.

Jack then worked as a certified public accountant with firms such as Arthur Andersen and Price Waterhouse Coopers for several years before beginning his work in the homebuilding and land development industries over twenty years ago.

Jack started as a CFO for a small regional builder, America’s Frist Home (AFH), in Florida. As the company grew, Jack was promoted to CEO. By 2007, AFH had grown to 1,200+ closings with revenues exceeding $330 million and land under development equal to over 6,000 lots. Jack developed the strategy and implemented the growth of AFH from two markets to 11 markets, along with creating decentralized divisional teams.

Later, Jack was offered a similar opportunity to grow a small, localized, builder in North Carolina and he took it. H&H Homes was on track to close under 300 homes in 2009 when Jack joined them and was established within one, military-centric, market. As president and CEO of H&H for most of the past thirteen years, Jack’s leadership help H&H grow to over a dozen markets and had created five divisions; and had over 1,200 units in closings with revenues to nearly $400 million. Jack also built the team and coordinated the acquisition of well over 7,500 lots in several markets in North and South Carolina.

Jack helped to market and sell H&H Homes to Dream Finders homes of Jacksonville, Florida. In less than one quarter after the acquisition, Dream Finders delivered a successful, initial public offering.

Jack has been Chair and President of the following not-for-profit organizations:

1.	Fayetteville and Cumberland County Economic Development – Chairman
2.	Leadership Charlotte, Florida – President
3.	Charlotte County YMCA (Charlotte County, Fl) – Chair
4.	Cumberland County Chamber of Commerce – Chair
5.	Lone Survivor Foundation – Board member and Advisor

Jack has been a member of the AICPA, FICPA, NAHB, NCHBA, and Fayetteville, NC HBA.

Jack has regularly volunteered with the Charlotte County FL Habitat for Humanity, the Cumberland County Habitat for Humanity, and various local homeless programs.

43 of 59

Mark Mathewson, Strategic Partner. An attorney by trade, Mark C. Mathewson acts as an Operating Partner at [BRD], assisting with the company’s land acquisition efforts throughout the Southeast.

Along with Frank Finlaw, Mark is an owner of Finlaw Development Company, a land investment and development firm located in Charleston, South Carolina.

Prior to joining Finlaw Development Company and partnering with BRD in March 2021, Mark most recently served as the Coastal Market Manager for AMH Development, LLC, the homebuilding arm of American Homes 4 Rent, LP (NYSE: “AMH”). At AMH, Mark had general responsibility for the company’s land acquisition and new home development program in the Charleston, Hilton Head and Savannah markets. In less than three years under Mark’s direction, AMH’s Coastal Division grew from a startup to a sustainable pipeline delivering over 200 units annually. As a top performer at AMH, Mark left his Division as the undisputed leader in the build for rent (BFR) space and ranked as a top five homebuilder by volume in the Charleston market.

Before joining AMH, Mark was the General Counsel for Crescent Homes, the largest private homebuilder in Charleston. In addition to heading Crescent’s legal department, Mark was also its Corporate Land Manager, responsible for underwriting, approving, and managing land acquisition and development projects in Charleston, Greenville, SC and Nashville, TN.

A native of Chicago, Illinois, Mark began his career at MROWCO, a boutique Consulting and Law Firm specializing in land acquisition for infrastructure improvements. Mark was elevated to Vice President of MROWCO after successfully negotiating the acquisition of over 600 parcels, both in fee simple and grants of easements, throughout the State of Illinois. Mark’s governmental clients included the State of Illinois, the Illinois Tollway, and various Collar Counties. Mark also represented the City of Chicago, other local municipalities and private sector clients including two Class I Railroads.

Mark is a licensed real estate broker and Realtor in Illinois and South Carolina, where he is the owner and broker in charge of Chesterfield, LLC. Mark received his Juris Doctor, Master of Business Administration and Bachelor’s Degrees from Loyola University Chicago.

Reed Schweizer, Strategic Partner. Reed Schweizer is a driven and committed real estate sales and marketing professional with over $1B in transactions to his credit. Over the last 20 years, Reed Schweizer has worked for, consulted with, and collaborated with builders, developers, and real estate professionals bringing record breaking results at all levels. Reed brings expertise to the real estate investment world through the study of economic trends that can affect both the short term and long term value of both vacant land and cash-flow rental properties.

The majority of Reed’s career has been working with real estate investors in Southeastern markets throughout the United States. Reed was featured in the Robert Kiyosaki best seller “Rich Dad, Poor Dad Success Stories” in 2003.

Reed and his wife Roseann reside in Cape Coral Florida with their children Mason, Ava, and Grady.

44 of 59

COMPENSATION OF MANAGEMENT AND DIRECTORS

Compensation of Management

Currently, each member of the Company Management is an employee of Company Affiliates and the Company does not currently have any plans to hire additional employees who will be compensated directly by the Company. Each member of Management receives compensation for his or her services, including services performed for the Company, from Company Affiliates. These individuals will serve to manage the Company’s day-to-day affairs. Although the Company will indirectly bear some of the costs of the compensation paid to these individuals through fees that the Company pays to Company Affiliates, the Company does not intend to pay any compensation directly to these individuals.

Consequently, the Net Proceeds will not be used to compensate or otherwise make payments to Management in their role as officers or directors of the Company. Should the Company, in the future choose to hire additional employees, it may need to offer substantial cash compensation to attract qualified individuals, and may, depending on market conditions, be required to provide equity incentive awards as part of their compensation packages.

45 of 59

PRINCIPAL PREFERRED SHAREHOLDERS AND OTHER COMPANY MEMBERS

The Company was organized as an Arkansas Limited Liability Company on October 5, 2022.

To date, the Company has not issued any other shares than those listed below.

The Company intends for the Manager to retain control of the enterprise via the use of a common member entity, known as Rockstar Investments LLC.

The Company does not intend to issue other classes of Shares except for Class A but reserves the right to do should an appropriate opportunity arise.

The following table displays, as of February 9, 2023, the voting and non-voting securities of the Company:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Company Total Voting Power

Common Voting Shares ($1.00 par value)	Rockstar Investments LLCNote 1	$	100.0%	100.0%

Class A Non-Voting Shares ($1,000.00 par value)	Various		N/A	0.00%

Total

Note 1 – Rockstar Investments LLC, a Management controlled Company Affiliate, is the sole voting shareholder of the Company and shall serve as the Common Member.

Rockstar Capital Group Management Corporation (the “Manager”), a Management controlled Company Affiliate, is the Manager of the Sponsor.

Brandon Rooks, as President of Manager, is therefore the sole natural person with voting and dispositive power over the Common Shares.

46 of 59

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for day-to-day management of the Company including deal sourcing and third-party buyer prospecting. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Company, and those of the Investors.

Services performed by Company Affiliates include the following:

Service	Determination of Amount	Estimated Amount
Organization and Offering Stage

Provide Strategic Pipeline of Lots Contracted with for Third Party Buyers	Team Members of the Management Team as well as Strategic Partners have various parcels of land under management which they require Company cash to permit and lot. This process is known as creating “paper lots.”	If the Company raises the Maximum Offering Amount, Organizational and Offering Expenses will equal approximately $35,000.

Operational Stage

Create Development Ready Land (“Paper Lots”) via acquisition of all necessary development permits	Strategic Partners will parcel the land and get them ready for development prior to closing with the third-party buyer.	This is not a quantifiable expense at this time, as it is highly dependent on the number of lots permitted and sold.

47 of 59

Conflicts of Interest

There are conflicts of interest between and among the Company, the Manager, and other Company Affiliates. All of the agreements and arrangements between Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the Preferred Return to holders of Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals, including Brandon Rooks (“Manager”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, and other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the aforementioned individuals along with their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

There are no other material relationships or related party transactions.

48 of 59

SHAREHOLDERS’ RIGHTS UNDER THE COMPANY

Class A Non-Voting $1,000 Par Value Shares

The Shares being offered pursuant to this Offering Circular are Shares representing preferred non-voting interests in the Company. Purchasers of the Shares (“Preferred Shareholders”) have no rights to direct or vote on any matter concerning the Company or the management of the Company, including whether or not the Company should dissolve.

Shareholders have the right to receive Preferred Return as set forth in the Governing Documents, as amended from time to time at the sole discretion of Management based on its determination of what is in the best interests of the Company. See the section entitled “Preferred Return” below.

The Governing State

This Company shall be governed by and construed in accordance with the laws of the state of Florida. “Shareholder” means a person who has been admitted as a Shareholder of the Company and has no ownership interest in the Company.

Management, Voting and Governance

Except as otherwise provided in the Governing Documents, Company Management will conduct, direct and exercise full control over all major activities of the Company, including all decisions relating to the issuance of Shares. The Company will have one classes of Shares available to Investors: Class A Non-Voting Shares (“Shares”).

Rockstar Investments LLC (“Common Member”) will be the only Common Member. All other Members will be Shareholders and will have no voting rights. Unless otherwise specifically provided in this Agreement, no action may be taken or authorized on the part of the Shareholders without the approval of the Common Member. Management will have the sole power and authority to bind or take any action on behalf of the Company, or to exercise any rights and powers granted to the Company any agreement, instrument, or other document to which the Company is a party. Except as otherwise required by law, the Shareholders will have no voting rights or governance rights.

The approval of the Manager is required in connection with:

a.	The admission of an additional Common Member;

b.	The initiation of a proceeding for the bankruptcy of the Company;

c.	The change in the business or purpose of the Company;

d.	The approval of a merger, conversion or the application of any statute (the application of which is elective) to the Company;

e.	Trading for or in the Company’s proprietary account, except for any normal operating error account;

f.	The amendment of this Agreement or any action taken in violation of this Agreement;

g.	The determination of the amount of, and the making of, Preferred Return;

h.	The determination of the amount of, and the making of, the transfer of any Company Property to any person or entity;

i.	The institution, prosecution, and defense of any Proceeding in the Company's name;

j.	The investment and reinvestment of the Company's funds, and receipt and holding of Company Property as security for repayment;

k.	The sale, exchange, transfer, Distribution, or other Disposition of all, or substantially all, of the Company Loans; and

l.	The redemption of all or any portion of the Shareholders’ Shares.

49 of 59

Management is authorized under the Governing Documents to oversee and make decisions regarding:

a.	The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without Arkansas;

b.	The appointment of employees and agents of the Company, the defining of their duties, and the establishment of their annual compensation;

c.	The payment of compensation, or additional compensation to a Shareholder and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

d.	The purchase of liability and other insurance to protect the Company's Property and business and the purchase of insurance on the life of any of the Shareholders or employees for the benefit of the Company;

e.	The employment of accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Fund funds; and

f.	The doing and performing of all other acts as may be necessary or appropriate to carry out the Company's day to day business.

g.	The negotiation and execution of contracts, partnerships, and joint venture relationships with other parties in order to facilitate the successful acquisition, construction, development, and operation of Company Loans; and

h.	Negotiate and receive advances that are required to address economic or financial shortfalls on behalf of the Company and its affiliates, including without limitation advances from the Asset Manager or its Affiliates (“Affiliate Advances”). In the event of Affiliate Advances, any such Affiliate Advances shall be reimbursed to the advancing party by the Company, or its affiliate with accrued interest at a monthly rate of seven (7.0%) percent, or the nominal rate, whichever is higher, on such advances prior to any return of any shareholder capital.

As the Manager will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to Unit classes without Shareholder notice or consent, (ii) making changes to the Company’s Operating Agreement, whether to issue other Shares, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

50 of 59

Standard of Care of the Manager

The Manager’s duty of care in the discharge of its duties to the Company is limited to refraining from engaging in grossly negligent or reckless conduct, willful or intentional misconduct, or a knowing violation of law. In discharging its’ duties, the Manager shall be fully protected in relying in good faith upon the records required to be maintained by the Company and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which the Preferred Return to the shareholders, including Manager might properly be paid.

Books, Records and Accounting

During the Term of the Governing Documents and for one (1) year thereafter, the Company shall maintain proper records and books of account prepared using consistent accounting principles relating to the computation of payments owed and costs charged to the Company. The Company, for accounting and income tax purposes, shall operate on a Fiscal Year ending December 31 of each year, and shall make such income tax elections and use such methods of depreciation as shall be determined by the Company. The books and records of the Company shall be maintained at the principal place of business of the Company. The Company shall make the Company books and records available for inspection and copying by any Shareholder at reasonable times during normal business hours upon at least ten (10) days prior notice.

Conflicts of Interest

The Manager is comprised of individuals who are also principals of the Company and other affiliated entities. One or more principals of the Manager will also operate as the principal decisionmakers of how the Company will issue Loans and be responsible for the due diligence process required for such loans. In addition, one or more principals or affiliates of the Management Corporation own the Trademarks and other Intellectual Property associated with Rockstar entities (“Rockstar”) and have licensed the Intellectual Property to the Projects associated with the Company.

The Company Affiliates do not violate a duty or obligation to the Company merely because their conduct furthers their own interest. The Company Affiliates may lend money to and transact other business with the Company. The rights and obligations of the Company Affiliates who lends money to or transacts business with the Company are the same as those of an arm’s length Person, subject to other applicable law. No transaction with the Company shall be voidable solely because the Company Affiliates have a direct or indirect interest in the transaction if either the transaction is fair to the Company. Moreover, all documents and legal work associated with the creation of the entities associated herewith, including the Company and Company Affiliates, have been provided by the law firm of Pino Nicholson PLLC (“PNL”). The Shareholders, and Company Affiliates intentionally waive any and all objections to PNL continuing to represent the Company regardless of any potential conflict of interest considerations.

Preferred Return

No Preferred Return to holders of Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed.  Preferred Return are subject to the Company’s ability to generate positive cash flow from operations.  All Preferred Return are further subject to the discretion of the Manager.  It is possible that the Company may have cash available for Preferred Return, but the Manager could determine that the reservation, and not distribution, of such cash by the Company would be in its best interest.

The priority of Distributions shall be as follows:

1.	First, a distribution in an amount equal to ten (10%) percent of the Preferred Member's Capital Contribution ("Preferred Return") which shall be reflected as a return of capital on an annual Schedule K-1 (Form 1065) which will reduce the basis of the Members' Capital Account for tax purposes for that year.

2.	Second, to pay any accrued, unpaid expenses owed by the Company, to its subsidiaries, or their affiliates;

3.	Third, to the Manager or its affiliates to repay any advances made to the Company, or its subsidiary with accrued interest as outlined in Section 5 on such advances; then

4.	Fourth, a distribution, which may be made quarterly or at any other time to the extent available, to Members as Profit Participation, based upon the Net Distributable Cash Flow, payable sixty (60%) percent to the Preferred Members and forty (40%) percent to the Manager, pari passu.

51 of 59

Liquidation

In the event of the Company liquidating its assets, the priority of distributions (“Liquidation Distributions”) shall be performed in the following manner:

1.	First, to creditors of the Company, including Preferred Members who may be creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of the Company, including, without limitation, the expenses incurred in connection with the liquidation of the Company; and

2.	Second, to the Preferred Members to the extent of and in proportion to their invested capital until the aggregate amount paid to such Preferred Shareholders is sufficient to provide for a complete return of such Preferred Members’ invested capital;

3.	Third, to the Preferred Members to the extent of and in proportion to their respective unpaid Preferred Return until such Preferred Member’s unpaid Preferred Return has been paid in full; and

4.	Fourth, to the Manager.

Allocation of Profits and Losses

The Company Operating Agreement provides for the allocation of income and gain to both the Common Members and Shareholders, and the losses to the Common Members. The Company believes that all material allocations to the Shareholders as Members of the Company may or may not be respected for U.S. federal income tax purposes. The rules regarding allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in the Governing Documents, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Shareholders of the Company.

Exculpation and Indemnification of the Common Member and Company Affiliates

Neither the Common Member or Company Affiliates shall be liable for the liabilities of the Company to third parties. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Common Member or Company Affiliates for liabilities of the Company.

The Company shall indemnify the Common Member or Company Affiliates for all costs, losses, liabilities, and damages paid or accrued by the Common Member or Company Affiliates (either as Common Member or agent) or because it is a Common Member or Company Affiliate, to the fullest extent provided or allowed by the laws of the State of Florida. To the extent the Company is required to indemnify the Common Member or Company Affiliates, as set forth herein, the Common Member, or Company Affiliates shall cause the Company to advance costs of participation in any Proceeding to the Common Member, or Company Affiliates. The Common Member or Company Affiliates may, based on its sole discretion, indemnify all other employees and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the Company or because such Person is an agent or employee, to the fullest extent provided or allowed by the laws of the State of Florida.

Additional Rights and Obligations Considerations

There are no conversion, pre-emptive, sinking fund, or liability for further call rights or obligations associated with the Common Shares or Shares.

Amendment

The Governing Documents may not be amended except with the consent of the Common Member.

Dissolution

The Common Member must consent to dissolve the Company, which it may elect to do at any time without the consent of the Preferred Shareholders. Upon dissolution of the Company, Management will wind up the Company’s affairs and make all liquidating Preferred Return in accordance with the Company’s Operating Agreement.

52 of 59

Mandatory Binding Arbitration

The Company’s Operating Agreement and Subscription Agreement, all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, Investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this Offering (including secondary transactions whereunder Shares are resold by initial Investors, and subsequent, secondary Investors are governed by the Company’s Operating Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit Investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, Investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

For additional information, the Company here presents language from the Company’s Operating Agreement as it relates to Arbitration.

“This Agreement shall be governed by and construed in accordance with the laws of the state of Arkansas. In the event of a dispute regarding this Agreement or the respective rights of the Parties hereunder, the Parties agree to submit such dispute exclusively to binding arbitration under Judicial Arbitration and Mediation Services (“JAMS”) or the American Arbitration Association (“AAA”), at the discretion of the Party filing such demand for arbitration, in Arkansas before a single professional arbitrator selected by the Parties or, if the Parties cannot agree on an arbitrator, appointed by JAMS or AAA, as relevant. Any such arbitration shall be commenced within fifteen (15) days of selection of the arbitrator and the discovery rules contained in the Arkansas Rules of Civil Procedure shall apply to all such proceedings in the event the arbitrator does not set out alternative discovery rules. In the event that the Parties are required to take any action to enforce any provision of this Agreement, or litigation results from or arises out of this Agreement or the performance thereof, the Parties agree the arbitrator shall order all remedies permitted by law, including award attorney's fees and costs to the prevailing party, and require that the entire proceeding, including the existence of the proceeding, be held confidential by the Parties, and shall not be disclosed by any Party. Any and all orders issued by the arbitrator shall be enforced by a state court of competent jurisdiction located in Arkansas.”

53 of 59

FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY

The following is a discussion of certain U.S. federal income tax considerations relevant to an investment in Shares of the Company. This discussion does not address all U.S. tax considerations that may be relevant to an investment in Shares, and it does not cover every aspect of U.S. federal income taxation that may be relevant to a particular taxpayer in light of their particular circumstances or to Investors having a special legal status (such as tax-exempt Investors, dealers in securities, banks, thrifts, trusts, insurance companies, corporations that may be treated as personal holding companies under the Internal Revenue Code of 1986, as amended (the “Code”), or persons who acquire interests in the Company in connection with the performance of services), or to Investors holding their interest in the Company other than as a capital asset. In addition, except as expressly indicated below, the discussion does not address state or local income tax considerations, nor does it address taxes other than income taxes. The following discussion also does not address tax considerations that may be relevant under the laws of jurisdictions other than the United States.

IN VIEW OF THE SUMMARY NATURE OF THIS DISCUSSION, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PROSPECTIVE INVESTOR OF AN INVESTMENT IN SHARES OF THE COMPANY.

The following discussion of certain U.S. federal income tax considerations relevant to an investment in the Company is based on the Code and other currently applicable legal authorities such as the regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings and judicial decisions. The Code and other legal authorities are subject to change at any time, possibly on a retroactive basis, by legislative, judicial or administrative action. No rulings have been or are expected to be requested from the U.S. Internal Revenue Service (the “IRS”) or any other tax authority as to any matter, and no assurance can be provided that any such authorities will not successfully assert a position contrary to one or more of the legal conclusions discussed herein.

This discussion assumes each investor (a “Shareholder”) is a “U.S. Holder.” A “U.S. Holder” is an individual or entity that is, for purposes of the Code: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (1) the administration of which is subject to primary supervision by a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions, or (2) which was in existence on August 20, 1996, and has properly elected to be treated as a “United States person” for federal income tax purposes; or (v) otherwise subject to U.S. federal income tax on a net income basis with respect to its income from The Company. No discussion is provided herein concerning the eligibility requirements applicable to a Shareholder that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of an interest in Shares, the U.S. federal income tax treatment of a partner in the partnership (or owner of such entity) will generally depend on the status of the partner (or other owner) and the activities of the partnership (or entity). Investors that are treated as partnerships for U.S. federal income tax purposes and their owners should each consult their own tax advisors about potential U.S. federal income tax consequences of an investment in the Company.

General Matters Relevant to Investment in the Company

Taxation of Shareholders

Taxation of Proceeds and Preferred Return in General. Shareholders are required to declare all proceeds received in connection with Preferred Return or proceeds from sale of their Shares. The recognition of such receipts as income or capital gain will depend on multiple factors including without limitation the Shareholders’ basis for tax purposes and whether Preferred Return qualify as ordinary or qualified under IRS guidelines. The rules governing basis adjustments and the taxation of proceeds and Preferred Return are complex, and Investors are urged to consult with their own U.S. tax advisors concerning these rules

Property Held Primarily for Sale. If the Company is deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, any gain recognized upon a sale of such real property (commonly referred to as “Dealer Property”) will be taxable as ordinary income, rather than as capital gain, and will constitute “unrelated business taxable income” (“UBTI”). Furthermore, all of such property would be treated as “inventory items”. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. Accordingly, it is possible that the Company could be deemed to be a dealer in real estate, and that the Company’s share of profits from its disposition of real property would therefore be considered ordinary income, even though the Company’s primary area of operations is in the real estate private lending sector.

54 of 59

Liquidation. Upon the dissolution and liquidation of the Company, the Company will pay its debts and liabilities, and the Shareholders will be entitled to receive the Preferred Return as provided in the Governing Documents. The Company’s sale of its assets and the liquidation will generally be recognition events for U.S. federal income tax purposes. If a Shareholder recognizes gain upon the liquidation of their Shares, the gain may consist of both ordinary income and capital gain components. If a Shareholder realizes a loss upon the liquidation of the Company, the Shareholder will be entitled to recognize such loss for tax purposes only if the Company’s liquidating distribution consists solely of cash, or of cash and “unrealized receivables” (as defined in the Code).

Tax Information and Tax Audits. The Company will file a U.S. federal tax return reporting its annual operations and will provide each Shareholder with the information for Preferred Return or redemptions of Shares by the Company needed to file their U.S. federal income tax return. However, the Company may not be able to provide U.S. tax information to its Shareholders in time to prevent such Shareholders from having to obtain extensions of the filing dates of applicable tax returns. The Company is not obligated to provide tax information to persons who are not Shareholders of record. The Code imposes certain penalties in the event of failure to make various filings in a timely manner and in the event of various understatements of income tax. The Company intends to comply fully with all applicable filing and reporting requirements.

 FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” includes any payment of (i) interest or Preferred Return, (ii) the gross proceeds of a disposition of shares or of debt instruments, and (iii) “foreign pass-thru payments,” in each case with respect to any U.S. investment. It is not yet clear whether and to what extent the gross proceeds from the disposition of an interest in a partnership or limited liability company will be treated as a withholdable payment. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. Withholding on gross proceeds and “foreign pass-thru payments” will not apply until after December 31, 2018. A generally will be required to withhold 30% of withholdable payments received thereby that are distributable to any Shareholder thereof that is a foreign financial institution or other non-U.S. entity unless such investor complies with the applicable requirements discussed above. Accordingly, the Investors may be required to provide certain information to the Company in order to avoid the imposition of the 30% withholding tax on any withholdable payments made by the Company.

The foregoing is only a general summary of certain provisions of FATCA. Prospective Investors are urged to consult with their own tax advisers regarding the application of FATCA to their investment in the Company.

Reportable Transactions Regulations. Regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things: (i) a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds, and (ii) a “transaction of interest” that the IRS believes has a potential for tax avoidance or evasion, but for which the IRS lack enough information to determine whether the transaction should be identified specifically as a tax avoidance transaction. The Company intends to take the position that no investment in the Company constitutes a reportable transaction, that the Company does not engage in transactions which themselves constitute reportable transactions, and that neither the Company nor any of its respective Shareholders are participants in a transaction of interest by virtue of their investment in the Company. If any of these transactions were determined to constitute a reportable transaction, then the Company, or each Shareholder may be required to complete and file IRS Form 8886 with their respective tax returns for the applicable tax year. The Company reserves the right to disclose certain information about the Company’s Shareholders on Form 8886, including the Shareholders’ capital commitments, tax identification numbers (if any), and dates of admission to the Company, to facilitate compliance with the reportable transaction rules if necessary. Certain legislation imposes substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt Investors (and, in some cases, the managers of tax-exempt Investors), that are, directly or in some cases indirectly, parties to certain types of reportable transactions. In addition, certain states have similar reporting requirements and may impose penalties for failure to report. Shareholders should consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE AND OWNERSHIP OF AN INTEREST IN THE COMPANY.

55 of 59

LEGAL MATTERS

The validity of the issuance of the Shares offered by this Offering Circular has been passed upon as of February 20, 2023 by Pino Nicholson PLLC.

56 of 59

EXPERTS

The Audited Financial Statements of the Company as of December 31, 2022 have been included in this Offering. The Company was audited by Grennan Fender LLP.

57 of 59

ADDITIONAL INFORMATION

The Company has filed with the SEC an Offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering circular, which is part of the Offering statement, does not contain all the information set forth in the Offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the Offering statement, The Company will be subject to the informational reporting requirements of the Securities Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, The Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering statement, the related exhibits and the reports and other information The Company files with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning The Company at:

Rockstar Capital Group LLC

23 Tamworth Circle

Bella Vista, AR 72715

Telephone: 913-827-3517
Attention: Melissa “Missy” Uyehara
email: Missy@RockstarCapitalFund.com

The Company will file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company’s annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Shares.

The Company maintains a website at www.rockstarcapitalfund.com, where there may be additional information about the Company’s business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering circular.

58 of 59

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1
1A-2A**	CERTIFICATE OF ORGANIZATION FOR ROCKSTAR CAPITAL GROUP LLC
1A-2B
1A-3
1A-4.1**	ROCKSTAR CAPITAL GROUP LLC SUBSCRIPTION AGREEMENT
1A-5
1A-6.1*	ROCKSTAR CAPITAL GROUP LLC OPERATING AGREEMENT
1A-7
1A-8
1A-9
1A-10
1A-11*	CONSENT OF INDEPENDENT AUDITOR
1A-12**	LEGAL OPINION LETTER
1A-13
1A-14*	APPOINTMENT FOR AGENT FOR SERVICE OF PROCESS
1A-15*	QUALIFICATION PROFILE

*	Previously filed.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on February 20, 2023.

/s/ Brandon Rooks

Chief Executive Officer, ROCKSTAR CAPITAL GROUP LLC.

Manager, ROCKSTAR CAPITAL GROUP MGMT CORP.

Manager of ROCKSTAR CAPITAL GROUP LLC

/s/ Kevin Hicks

Chief Financial Officer and Chief Accounting Principal,

ROCKSTAR CAPITAL GROUP LLC

As the Company is an LLC, there is no Board of Directors, and all decisions are made by Brandon Rooks, who is the Chief Executive Officer of Rockstar Capital Group LLC as well as Manager of Rockstar Capital Group Mgmt. Corp., which is the entity that manages Rockstar Capital Group LLC. In addition, the other Senior GPs and Affiliates listed in this Circular will be assisting with the day-to-day operations of the Company in their capacity as Principals for the Company.

59 of 59

ROCKSTAR CAPITAL GROUP LLC

Financial Statements

and

Independent Auditor’s Report

For the period from inception

(September 16, 2022) to December 31, 2022

F-1

ROCKSTAR CAPITAL GROUP LLC

F-2

INDEPENDENT AUDITOR’S REPORT

To the Stockholders
Rockstar Capital Group LLC

Opinion

We have audited the accompanying financial statements of Rockstar Capital Group LLC (an Arkansas limited liability company), which comprise the balance sheet as of December 31, 2022, and the related statements of income and cash flows for the period from inception (September 16, 2022) to December 31, 2022 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockstar Capital Group LLC as of December 31, 2022, and the results of its operations and its cash flows for the period from inception to December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Rockstar Capital Group LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Rockstar Capital Group LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-3

In performing an audit in accordance with generally accepted auditing standards, we:

•  Exercise professional judgment and maintain professional skepticism throughout the audit.

•  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Rockstar Capital Group LLC’s internal control. Accordingly, no such opinion is expressed.

•  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Rockstar Capital Group LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Orlando, Florida

January 27, 2023

F-4

ROCKSTAR CAPITAL GROUP LLC

BALANCE SHEET

DECEMBER 31, 2022

ASSETS

CURRENT ASSETS:
Cash	$5,005

TOTAL ASSETS	$5,005

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Notes payable	$5,005

TOTAL LIABILITIES	5,005

EQUITY
Non-voting preferred shares - 75,000 shares authorized ($1,000 par value)	-

TOTAL EQUITY	-

TOTAL LIABILITIES AND EQUITY	$5,005

See accompanying notes to financial statements.

F-5

ROCKSTAR CAPITAL GROUP LLC

STATEMENT OF OPERATIONS AND CHANGES IN EQUITY

FROM INCEPTION (SEPTEMBER 16, 2022) TO DECEMBER 31, 2022

REVENUE:
Revenues	$-

TOTAL REVENUE	-

OPERATING EXPENSES:
Expenses	-

TOTAL OPERATING EXPENSES	-

NET INCOME	$-

EQUITY, SEPTEMBER 16, 2022 (INCEPTION)	$-

Purchase of common stock	-

EQUITY, DECEMBER 31, 2022	$-

See accompanying notes to financial statements.

F-6

ROCKSTAR CAPITAL GROUP LLC

STATEMENT OF CASH FLOWS

DECEMBER 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$-

NET CASH PROVIDED BY OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,005

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,005

NET INCREASE IN CASH	5,005

CASH, INCEPTION (SEPTEMBER 16, 2022)	-

CASH, DECEMBER 31, 2022	$5,005

See accompanying notes to financial statements.

F-7

ROCKSTAR CAPITAL GROUP LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – DESCRIPTION OF BUSINESS

The Company commenced operations on September 16, 2022 and is an affiliate of Rockstar Capital Development Group, Rockstar Capital II, LLC, Rockstar Capital Development Group II, LLC, Rockstar Capital Development Group III, LLC, and all General Partners and Limited Partners associated with the aforementioned entities.

The Company was formed for the purpose of raising capital to engage in the business of investing in all forms of real estate, primarily by providing financing to affiliated and unaffiliated Borrowers (“Investment Activities”).

The Company intends to raise capital to engage in the business of investing in all forms of real estate, primarily by issuing short-term loans (“Investment Activities”), providing working capital and project financing (“Project Financing”), and/or land financing (“Land Financing”) to affiliated and unaffiliated individuals and/or entities (“Borrowers”).

The Borrowers plan to acquire, permit, and develop land in the southeastern United States (the “Borrower Properties”) for the purpose of resale of permitted lots (“Permitted Real Estate Lots”) to regional or national homebuilders, hedge funds, or other arm’s length buyers. In addition, the Company may invest in properties that the Company’s Manager considers to be desirable to acquire or develop, and therefore suitable for investment, either directly, or indirectly through partnerships or strategic relationships with arm’s length and affiliated real estate developers and builders (“Qualified Properties”).

Purchasers of the Preferred Shares will become owners of the Shares (“Investors”) upon execution of the Subscription Agreement, submission of the Investor Qualification Questionnaire, delivery of the investment funds (“Capital Contribution”), and acceptance by the Manager, which is Rockstar Capital Group Management Corporation.

The Company intends to provide Project and/or Land Financing to various Borrowers, which typically operate in real estate investments, specifically land permitting and land sales. Borrowers may obtain financing for purposes of buy-and-hold investments, wrapable loans, commercial loans, or hard money/bridge loans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

F-8

ROCKSTAR CAPITAL GROUP LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of December 31, 2022 there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

There are no open federal or state tax years under audit. Financial Accounting Standards Board issued ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

Fair Value of Financial Instruments

FASB ASC 825, Financial Instruments, clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

NOTE 3 – NOTES PAYABLE

On November 8, 2022 the Company entered into a $5,000 note payable agreement with an affiliate. The interest free note matures April 8, 2023 and carries a default penalty of 0.2% of the amount due.

On November 8, 2022 the Company entered into a $5 note payable agreement with a related party. The interest free note matures April 8, 2023 and carries a default penalty of 0.2% of the amount due.

F-9

ROCKSTAR CAPITAL GROUP LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 4 – EQUITY AND FUTURE EQUITY

The Company is issuing a maximum of seventy-five thousand (75,000) Non-Voting Preferred Shares at a price of one thousand ($1,000) dollars per share, with a minimum purchase requirement of ten (10) shares or ten thousand ($10,000) dollars. The Class A Preferred Shares grant Investors the right to a non-cumulative, non-compounding Preferred Return of ten (10%) percent annually, anticipated to be paid quarterly.

Investors in the Class A Shares are also entitled to participate in a profit-sharing plan with the Company. This profit-sharing plan allows Investors to share in company profits—outside of those earmarked to pay the Preferred Return to Class A Members— and receive sixty (60%) percent of all such Company profits. The Manager will receive forty (40%) percent of such Company profits under the profit-sharing plan.

NOTE 5 – SUBSEQUENT EVENT

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

F-10